Exhibit 10.1

RESTON TOWN CENTER PROPERTY LLC

1820 Discovery Street

Reston Town Center

Reston, Virginia 20190

December 29th, 2009

Learning Tree International, Inc.

1831 Michael Faraday Drive

Reston, Virginia 20190

Attn: General Manager

Re:

Lease (the “Lease”) dated December 29th, 2009 between RESTON TOWN CENTER PROPERTY LLC as Landlord and Learning Tree International, Inc. as Tenant for premises (“Premises”) located at 1820 Discovery Street, Reston, VA 20190

Ladies and Gentlemen:

The undersigned Landlord hereby agrees that you, as Tenant, shall be permitted to do the following in the Premises and that such activities shall not constitute a violation of the Lease:

1.	Serve food in the Premises, and permit the consumption of food in the Premises. In connection therewith, you may install plug-in type microwave ovens, toasters, and toaster ovens which are equipped with automatic shutoff devices. You may not install ovens, hot plates, stovetops, or toaster ovens which are not equipped with automatic shutoff devices.

2.	Operate an intercom/loudspeaker system within the Premises, provided that the same is not audible outside the Premises. Landlord agrees that you may continue to operate the intercom/loudspeaker system currently being used in the Premises, but if such system is audible outside the Premises, and if Landlord receives complaints about such noise, then you will need to modify such system as reasonably requested by Landlord to address such complaints.

We look forward to having you as a continuing tenant at Reston Town Center.

Sincerely,

RESTON TOWN CENTER PROPERTY LLC

By:	/s/ Jeffrey L. Kovach
Jeffrey L. Kovach Senior Vice President

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Esau, Brigitte

From:	Esau, Brigitte
Sent:	Wednesday, January 06, 2010 5:12 PM
To:	Reuling, Jennifer; Kathy Cope; Christie Morgan; Juh, Lydia; Deirdre Hawkins; Avi Fisher; Scott Goldberg; Marty Almquist (marty.almquist@cassidypinkard.com); Spencer Stouffer; ‘bschmitt@goulstonstorrs.com’; Crump, Margo
Cc:	Esau, Brigitte
Subject:	Reston - Learning Tree Lease, Termination and side letter

This is to confirm that the Lease, Termination and side letter were signed on January 6, 2010. Two originals of each are being sent overnight via UPS to Jen Reuling for distribution and filing. We kept one set of originals for our files. One set of originals is being sent to Harry Klaff for distribution to the Tenant.

Property management will make the Lease available on Smart Cabinets within seven days.

Thanks,

Brigitte

Brigitte Esau | Assistant Asset Manager | Beacon Capital Partners, LLC.

1655 North Fort Myer Drive, Suite 650, Arlington, VA 22209

703-894-6254 direct | 703-248-8300 main | 703-248-9345 fax

besau@beaconcapital.com | www.beaconcapital.com

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EXHIBIT 1, LEASE DATA

1820 Discovery Street

Reston Town Center

Reston, Virginia 20190

(the “Building”)

Execution Date:		December 29th 2009

Tenant:		Learning Tree International, Inc. a Delaware corporation

Tenant’s Address:		1831 Michael Faraday Drive
Reston, Virginia 20190
Attn: General Manager

With a copy to:

1805 Library Street
Reston, Virginia 20190
Attn: V.P., HR & Administration

Landlord:		RESTON TOWN CENTER PROPERTY LLC,
a Delaware limited liability company

Landlord’s Address:		c/o Beacon Capital Partners, LLC
200 State Street, 5th Floor
Boston, Massachusetts 02109

with a copy to:

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
Attn: Reston Town Center

Building:		1820 Discovery Street, SW
Reston Town Center
Reston, Virginia 20190

Complex:		Reston Town Center
Reston, Virginia 20190

Lot:		The parcel(s) of land on which the Building and Complex are located and the other improvements thereon (including the Building, Complex, driveways and landscaping).

Common Areas:		The common walkways and accessways located on the Lot, as the same may be changed, from time to time.

Article 2	Premises:	The entirety of the second (2nd) and third (3rd) floors of the Building containing approximately 44,488 rentable square feet, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2.

Total Rentable Area of the Premises: 44,488 square feet

Exhibit 1 - 1

Total Rentable Area of the Office Portions of the Complex: 519,435 square feet, subject to change from time to time in accordance with Section 9.1 hereof

Section 3.1	Commencement Date:	January 1, 2010

	Rent Commencement Date:	August 1, 2010

Section 3.2	Expiration Date:	April 30, 2021, unless earlier terminated in accordance with the Lease (including Section 29.18), or extended per Section 29.17

Article 5	Permitted Use:

General business offices, including, but not limited to, technical education classrooms and for such other ancillary purposes as are permitted by law and consistent with the first-class nature of the

Building

Article 6	Yearly Rent:

Time Period	Yearly Rent	Monthly Payment	Per Rentable Square Foot
1/1/10 - 7/31/10:	$-0-	$-0-	$-0-
8/1/10 - 12/31/10:	$1,468,104.00	$122,342.00	$33.00
1/1/11 - 12/31/11:	$1,505,029.00	$125,419.08	$33.83
1/1/12 - 12/31/12:	$1,542,398.90	$128,533.24	$34.67
1/1/13 - 12/31/13:	$1,581,103.50	$131,758.62	$35.54
1/1/14 - 12/31/14:	$1,620,697.80	$135,058.15	$36.43
1/1/15 - 12/31/15:	$1,661,181.90	$138,431.82	$37.34
1/1/16 - 12/31/16:	$1,702,555.70	$141,879.64	$38.27
1/1/17 - 12/31/17:	$1,745,264.20	$145,438.68	$39.23
1/1/18 - 12/31/18:	$1,788,862.40	$149,071.86	$40.21
1/1/19 - 12/31/19:	$1,833,350.40	$152,779.20	$41.21
1/1/20 - 12/31/20:	$1,879,173.10	$156,597.75	$42.24
1/1/21 - 4/30/21:	$1,926,330.40	$160,527.53	$43.30
(4 months)	(Annualized Rent)

Tenant shall have no obligation to pay Yearly Rent for the period commencing as of January 1, 2010, and expiring as of July 31, 2010 (the “Rent Abatement Period”). During the Rent Abatement Period, only Yearly Rent shall be abated, and all additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

Article 7	Security Deposit:	$122,342.00, subject to reduction in accordance with Article 7

Article 8	Electricity:	Landlord shall provide electricity and water for ordinary purposes to the Premises at no charge to Tenant (except for inclusion in Operating Costs as set forth in Article 9 hereof).

Article 9	Operating Costs in the Base Year:	The actual amount of Operating Costs for calendar year 2010.

	Tax Base:	The actual amount of Taxes for calendar year 2010.

	Tenant’s Proportionate Share:	8.5647%, subject to change from time to time in accordance with Section 9.1 hereof

Exhibit 1 -2

Section 29.3	Broker:	For Tenant: Jones Lang LaSalle Brokerage, Inc. For Landlord: Cassidy & Pinkard Colliers

Section 29.5	Enforcement of Arbitration:	Fairfax County Circuit Court

Section 29.17	Landlord’s Service Partner:	CT Corporation System 4701 Cox Road, Suite 301 Glen Allen, VA 23060

Exhibit 1 - 3

CONTENTS

1.		INCORPORATION OF EXHIBITS; REFERENCE DATA	1
2.		DESCRIPTION OF DEMISED PREMISES	1
	2.1	Demised Premises	1
	2.2	Appurtenant Rights	1
	2.3	Exclusions and Reservations	1
	2.4	Rentable Area	1
3.		TERM OF LEASE	2
	3.1	Definitions	2
	3.2	Term	2
4.		CONDITION OF PREMISES	2
	4.1	Condition of Premises	2
	4.2	Landlord’s Contribution	2
	4.3	Plans and Specifications	3
	4.4	Preparation of Premises	3
	4.5	Cost of Materials	4
	4.6	Tenant Payments of Construction Cost	4
	4.7	Landlord’s Building Work	4
	4.8	Right of Offset	5
	4.9	Arbitration	6
5.		USE OF PREMISES	6
	5.1	Permitted Use	6
	5.2	Prohibited Uses	6
	5.3	Licenses and Permits	6
6.		RENT	6
7.		SECURITY DEPOSIT	7
	7.1	Cash Security Deposit	7
	7.2	Letter of Credit	7
	7.3	Reduction of Security Deposit	8
8.		SERVICES FURNISHED BY LANDLORD	8
	8.1	Electric Current	8
	8.2	Water	9
	8.3	Elevators, Heat, and Cleaning	9
	8.4	Air Conditioning	10
	8.5	Additional Heat, Cleaning and Air Conditioning Services	10
	8.6	Additional Air Conditioning Equipment	10
	8.7	Repairs	10
	8.8	Interruption or Curtailment of Services	10
	8.9	Energy Conservation	11
	8.10	Miscellaneous	11
	8.11	Access	11
9.		OPERATING COSTS AND TAXES	11
	9.1	Definitions	11
	9.2	Tax Excess	16
	9.3	Operating Costs Excess	17
	9.4	Part Years	17
	9.5	Effect of Taking	17
	9.6	Disputes, etc.	17
	9.7	Tenant’s Right to Examine Records	18
10.		CHANGES OR ALTERATIONS BY LANDLORD	19
11.		FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT	20
12.		ALTERATIONS AND IMPROVEMENTS BY TENANT	20
13.		TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS	21
14.		REPAIRS BY TENANT—FLOOR LOAD	22

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	14.1	Repairs by Tenant	22
	14.2	Floor Load—Heavy Machinery	22
15.		INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION	22
	15.1	General Liability Insurance	22
	15.2	Certificates of Insurance	22
	15.3	General	22
	15.3A.	Landlord’s Indemnity of Tenant	23
	15.4	Property of Tenant	23
	15.5	Bursting of Pipes. etc.	23
	15.6	Repairs and Alterations—No Diminution of Rental Value	23
16.		ASSIGNMENT, MORTGAGING AND SUBLETTING	24
17.		MISCELLANEOUS COVENANTS	27
	17.1	Rules and Regulations	27
	17.2	Access to Premises	27
	17.3	Accidents to Sanitary and Other Systems	28
	17.4	Signs	28
	17.5	Estoppel Certificate	29
	17.6	Prohibited Materials and Property	29
	17.7	Requirements of Law—Fines and Penalties	29
	17.8	Tenant’s Acts—Effect on Insurance	30
	17.9	Miscellaneous	30
18.		DAMAGE BY FIRE, ETC.	30
19.		WAIVER OF SUBROGATION	31
20.		CONDEMNATION - EMINENT DOMAIN	32
21.		DEFAULT	33
	21.1	Conditions of Limitation - Re-entry - Termination	33
	21.2	Grace Period	33
	21.3	Damages - Termination	34
	21.4	Fees and Expenses	35
	21.5	Waiver of Redemption	35
	21.6	Landlord’s Remedies Not Exclusive	35
22.		END OF TERM - ABANDONED PROPERTY	35
23.		SUBORDINATION	36
24.		QUIET ENJOYMENT	37
25.		ENTIRE AGREEMENT — WAIVER — SURRENDER	38
	25.1	Entire Agreement	38
	25.2	Waiver	38
	25.3	Surrender	38
26.		INABILITY TO PERFORM - EXCULPATORY CLAUSE	38
27.		BILLS AND NOTICES	39
28.		PARTIES BOUND — TITLE	39
29.		MISCELLANEOUS	40
	29.1	Separability	40
	29.2	Captions, etc.	40
	29.3	Broker	40
	29.4	Modifications	40
	29.5	Arbitration	40
	29.6	Governing Law	40
	29.7	Assignment of Rents	41
	29.8	Representation of Authority	41
	29.9	Expenses Incurred by Landlord Upon Tenant Requests	41
	29.10	Survival	41
	29.11	Financial Statements	41
	29.12	Parking	41
	29.13	Anti-Terrorism Representations	43
	29.14	Waiver of Trial by Jury	43

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	29.15	No Offset	43
	29.16	Section 55-218.1 Designation	43
	29.17	Tenant’s Option to Extend the Term of the Lease	43
	29.18	Tenant’s Termination Option	45
	29.19	Antenna Area	46
30.		TERMINATION OF EXISTING LEASE AND CONDITION OF LANDLORD’S EXECUTION	47

EXHIBITS

Exhibit 1 - Lease Data

Exhibit 2 - Lease Plan

Exhibit 3 - Insurance Provisions

Exhibit 4 - Rules and Regulations

Exhibit 5 - Intentionally Omitted

Exhibit 6 - Form of Letter of Credit

Exhibit 7 - Cleaning Specifications

Exhibit 8 - Nationally and Regionally Recognized Independent Certified Public Accounting Firms

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THIS DEED OF LEASE between Landlord and Tenant named in Exhibit 1 is entered into on the Execution Date as stated in Exhibit 1.

Landlord demises to Tenant, and Tenant takes from Landlord, the Premises upon and subject to the provisions of this Lease.

1.	INCORPORATION OF EXHIBITS; REFERENCE DATA

The Exhibits attached to this Lease are made a part hereof. Any reference in this Lease to any of the terms defined in any such Exhibit shall have the meaning set forth in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES

2.1 Demised Premises. The Premises are that portion of the Building as described in Exhibit 1, as the same may change from time to time.

2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others entitled thereto: (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others; (b) the Common Areas, as defined in Exhibit 1; and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Tenant’s use of such areas shall be subject to the Rules and Regulations as set forth in Exhibit 4 hereof. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s Premises, but Landlord shall not be unreasonable in denying such access. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion. Provided that and so long as Tenant’s telecommunications service provider (“Provider”) does not provide telecommunications service to any other tenant of the Building, Landlord shall not require such Provider to pay any fees for such access.

2.3 Exclusions and Reservations. The following are not part of the Premises: all the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent any balconies are shown as part of the Premises on Exhibit 2), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for risers, shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities. Landlord reserves the right to access and use any of the foregoing, as well as the right to enter the Premises for the purposes of operation, maintenance, decoration and repair. Notwithstanding anything to the contrary in the Lease contained:

(i)	Landlord, its agents, employees and contractors shall not, except in an emergency and except for normal cleaning and maintenance operations, exercise any right which it has to enter the Premises without giving Tenant reasonable advance notice;

(ii)	Landlord shall use reasonable efforts to minimize any interference with Tenant’s use and enjoyment of the Premises arising from any entry into the Premises by Landlord;

(iii)	Except in the case of an emergency, Landlord will comply with Tenant’s reasonable security procedures in entering the Premises (other than for normal cleaning and maintenance operations), provided that such procedures do not materially adversely impact Landlord’s ability to enter the Premises as set forth in this Lease; and

(iv)	In exercising any right which it has to enter the Premises, except in case of emergency, Landlord shall in no event enter any Secure Areas (defined in Section 17.2), as designated by Tenant in writing to Landlord, without being accompanied by a representative of Tenant.

2.4 Rentable Area. Total Rentable Area of the Premises and the Building and Complex are agreed to be the amounts set forth in Exhibit 1. Landlord and Tenant agree that, as of the Execution Date of this Lease, the

Premises are deemed to contain 44,488 rentable square feet and shall not be remeasured during the initial Term of this Lease. Also see Section 29.17 hereof.

3.	TERM OF LEASE

3.1 Definitions. As used in this Lease the following terms have the following meanings:

(a) “Delivery Date” - The parties hereby acknowledge that Tenant is in possession of the Premises pursuant to a Lease dated December 28, 1990, as amended (collectively, the “Existing Lease”), the term of which Existing Lease expires as of December 31, 2009.

(b) “Commencement Date” - January 1, 2010.

3.2 Term. The “Term” of this Lease shall commence on the Commencement Date, and end on the Expiration Date as stated in Exhibit 1, unless extended or terminated pursuant to the terms hereof.

4.	CONDITION OF PREMISES

4.1 Condition of Premises. Whereas Tenant is in occupancy of the Premises, notwithstanding anything to the contrary herein contained, Tenant shall take the Premises “as-is”, in the condition in which the Premises are in as of the Delivery Date, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant’s occupancy, and without any representation or warranty by Landlord to Tenant as to the condition of the Premises or the Building.

4.2 Landlord’s Contribution.

(a) Landlord’s Contribution. Commencing on the Commencement Date, Landlord shall, in the manner hereinafter set forth, contribute up to Eight Hundred Eighty-Nine Thousand Seven Hundred Sixty and  00/100 Dollars ($889,760.00) (i.e., $20.00 per rentable square foot of the Premises) (“Landlord’s Contribution”) towards the cost of leasehold improvements to be installed by Tenant in the Premises and towards the cost of Tenant’s Illuminated Signage, as defined in Section 17.4 (“Tenant’s Work”). Tenant shall have the right to apply up to Four Hundred Forty-Four Thousand Eight Hundred Eighty and  00/100 Dollars ($444,880.00) of Landlord’s Contribution towards the cost of telecommunications cabling and wiring and furniture and as a rent credit as set forth below. Tenant’s Work shall be performed in accordance with Articles 12 and 13 hereof. If the cost of Tenant’s Work exceeds the total amount of Landlord’s Contribution, Landlord shall pay Landlord’s Percentage, as hereinafter defined, of the amount shown on each requisition, up to the maximum amount of Landlord’s Contribution. “Landlord’s Percentage” shall be a fraction, the numerator of which is Landlord’s Contribution and the denominator of which is the total cost of Tenant’s Work.

(b) Elevator Security System. Tenant shall have the right to install a security system in the elevator lobbies on the second (2nd) and third (3rd) floors of the Building (“Security System”) to include a video system, used to control access to the Premises (“Tenant’s Security System Work”). Tenant’s Security System Work shall be performed in accordance with Articles 12 and 13 hereof. Tenant shall, at the expiration or earlier termination of the Term of the Lease, return the Security System to Landlord in good order and condition, reasonable wear and tear excepted.

(c) Landlord’s Security System Contribution. Landlord shall contribute up to Twenty Thousand and  00/100 Dollars ($20,000.00) (“Landlord’s Security System Contribution”) towards the cost of Tenant’s Security System Work.

(d) Requisition Payment. Provided that Tenant is not in default beyond applicable notice and cure periods provided hereunder of its monetary or material non-monetary obligations under this Lease at the time that Tenant requests any requisition on account of Landlord’s Contribution and Landlord’s Security System Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes hereof, a “requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the Premises. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly. Notwithstanding anything to the contrary herein contained:

(1) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution or Landlord’s Security System Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans.

(2) Landlord shall pay Landlord’s Contribution and Landlord’s Security System Contribution to Tenant, in the case of paid invoices submitted by Tenant, or to Tenant’s contractor, in the case of unpaid invoices submitted by Tenant.

(3) Landlord shall have no obligation to pay Landlord’s Contribution or Landlord’s Security System Contribution in respect of any requisition submitted after December 31, 2010 (“Final Requisition Date”).

(4) Tenant shall not be entitled to any unused portion of Landlord’s Contribution or Landlord’s Security System Contribution. Notwithstanding the foregoing, after the Final Requisition Date, Tenant shall be entitled to apply up to Four Hundred Forty-Four Thousand Eight Hundred Eighty and  00/100 Dollars ($444,880.00) of Landlord’s Contribution towards the next installment(s) of Yearly Rent due under the Lease.

(e) Except for Landlord’s Contribution and Landlord’s Security System Contribution, Tenant shall bear all other costs of Tenant’s Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

4.3 Plans and Specifications. Tenant shall be solely responsible for the preparation of the final architectural, electrical and mechanical construction drawings, plans and specifications (collectively, “plans”) necessary to construct the Premises for Tenant’s occupancy, which plans shall be subject to the reasonable approval by Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Landlord’s architects and engineers shall respond to any plan submission by Tenant within ten (10) days after Landlord’s receipt thereof. In the event Landlord’s architect’s or engineers’ approval of Tenant’s plans is withheld or conditioned, Landlord shall send written notification thereof to Tenant and include a reasonably detailed statement identifying the reasons for such refusal or condition, and Tenant shall promptly have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Such process shall be followed until the plans shall have been approved by Landlord’s architect and engineers without unreasonable objection or condition. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the plans necessary for such construction at Tenant’s cost. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. (The word “architect” as used in this Article 4 shall include an interior designer or space planner.)

4.4 Preparation of Premises. Tenant shall pay to Landlord’s property manager an administrative fee (“Administrative Fee”) equal to two percent (2%) of the hard costs (e.g., labor, materials and general conditions, but specifically excluding architectural fees, engineering fees and permit fees) of Tenant’s Work for the qualification of contractors selected by Tenant, review of plans and construction schedules, coordination of building services and coordination of base building tie-in with respect to Tenant’s Work. Tenant shall select a general contractor and subcontractors subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Administrative Fee shall not apply to those portions of Tenant’s Work which are purely cosmetic in nature (“Cosmetic Alterations”), such as paint and carpet.

4.5 Cost of Materials. Except for Landlord’s Contribution and Landlord’s Security System Contribution, Tenant shall bear all other costs of preparing the Premises for its occupancy in accordance with the final plans.

4.6 Tenant Payments of Construction Cost. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord’s contractor in connection with any construction in the Premises performed for Tenant by Landlord, Landlord’s contractor or any other person, firm or entity after the Commencement Date.

4.7 Landlord’s Building Work

(i) Refurbishment of Restrooms: Landlord shall, at Landlord’s sole cost, refurbish the core restrooms on the second (2nd) and (3rd) floors of the Building using Building standard materials and finishes (“Landlord’s Restroom Refurbishment Work”). Landlord’s architect shall specify the finishes and colors; provided, however, that Tenant shall have the right to review said finishes and colors prior to Landlord commencing Landlord’s Restroom Refurbishment Work. If Tenant objects to Landlord’s selection of finishes and colors, Tenant and Landlord shall work together to select mutually agreeable finishes and colors. Landlord shall use reasonable efforts to complete Landlord’s Restroom Refurbishment Work on or before December 31, 2010 (the “Restroom Work Estimated Completion Date”); provided however, that Landlord’s failure to complete Landlord’s Restroom Refurbishment Work on or before December 31, 2010 shall not affect the validity of this Lease, nor shall Tenant have any claims for abatement of rent or damages on account of the completion of Landlord’s Restroom Refurbishment Work after December 31, 2010. Landlord’s Restroom Refurbishment Work shall be performed at a time mutually agreed upon by both Landlord and Tenant. In connection with Landlord’s Restroom Refurbishment Work, Landlord shall coordinate such work with Tenant to minimize any disruption of Tenant’s business, provided however, that Tenant shall not be entitled to any diminution in rental value on account of the performance of Landlord’s Restroom Refurbishment Work and any delay in the completion of Landlord’s Restroom Refurbishment Work shall not delay the Commencement Date. In no event shall Landlord have any liability to Tenant based upon the performance of Landlord’s Restroom Refurbishment Work.

(ii) Roof Coating: The parties acknowledge that Landlord is, at Landlord’s cost but subject to inclusion in Operating Costs, currently performing work (“Landlord’s Roof Coating Work”) to coat the roof of the Building. Landlord shall use reasonable efforts to complete Landlord’s Roof Coating Work on or before December 31, 2009 (the “Roof Coating Work Estimated Completion Date”); provided however, that Landlord’s failure to complete Landlord’s Roof Coating Work on or before December 31, 2009 shall not affect the validity of this Lease, nor shall Tenant have any claims for abatement of rent or damages on account of the completion of Landlord’s Roof Coating Work after December 31, 2009.

(iii) Painting of Stairwells: Landlord shall, at Landlord’s cost but subject to inclusion in Operating Costs, repaint and repair the stairwells in the Building serving the Premises using building standard materials and finishes (“Landlord’s Stairwell Work”). Landlord shall use reasonable efforts to complete Landlord’s Stairwell Work on or before December 31, 2010 (the “Stairwell Work Estimated Completion Date”); provided however, that Landlord’s failure to complete Landlord’s Stairwell Work on or before December 31, 2010 shall not affect the validity of this Lease, nor shall Tenant have any claims for abatement of rent or damages on account of the completion of Landlord’s Stairwell Work after December 31, 2010. Landlord’s Stairwell Work shall be performed at a time mutually agreed upon by both Landlord and Tenant. In connection with Landlord’s Stairwell Work, Landlord shall coordinate such work with Tenant to minimize any disruption of Tenant’s business, provided however, that Tenant shall not be entitled to any diminution in rental value on account of the performance of Landlord’s Stairwell Work and any delay in the completion of Landlord’s Stairwell Work shall not delay the

Commencement Date. In no event shall Landlord have any liability to Tenant based upon the performance of Landlord’s Stairwell Work.

(iv) HVAC Upgrade: Landlord shall, at Landlord’s sole cost, upgrade the existing HVAC system in the Premises (“Landlord’s HVAC Work”) to be balanced to meet Tenant’s specific configuration and to be upgraded to meet the following standards:

(i) Temperature in Premises to be maintained at 73 degrees F DB +/-2 degrees with indoor relative humidity at 38% when outdoor temperature is 95 degrees F, DB or 76 degrees F WB (ASHRAE 1%); and

(ii) Winter indoor condition of 72 degrees F at 10 degrees F ambient outdoor temperature.

Landlord shall use reasonable efforts to complete Landlord’s HVAC Work on or before December 31, 2010 (the “HVAC Work Estimated Completion Date”); provided however, that Landlord’s failure to complete Landlord’s HVAC Work on or before December 31, 2010 shall not affect the validity of this Lease, nor shall Tenant have any claims for abatement of rent or damages on account of the completion of Landlord’s HVAC Work after December 31, 2010. Landlord’s HVAC Work shall be performed at a time mutually agreed upon by both Landlord and Tenant. In connection with Landlord’s HVAC Work, Landlord shall coordinate such work with Tenant to minimize any disruption of Tenant’s business, provided however, that Tenant shall not be entitled to any diminution in rental value on account of the performance of Landlord’s HVAC Work. In no event shall Landlord have any liability to Tenant based upon the performance of Landlord’s HVAC Work.

(v) Canopy Work: Landlord shall, at Landlord’s sole cost, replace the existing canopy on the Library Street side of the Building and, subject to Tenant having satisfied the Signage Preconditions (as defined in Section 17.4.B. hereof) with respect to such sign, relocate one of Tenant’s existing signs to the Market Street side of the Building (“Landlord’s Canopy Work”). Landlord shall use reasonable efforts to complete Landlord’s Canopy Work on or before December 31, 2010 (the “Canopy Work Estimated Completion Date”); provided however, that Landlord’s failure to complete Landlord’s Canopy Work on or before December 31, 2010 shall not affect the validity of this Lease, nor shall Tenant have any claims for abatement of rent or damages on account of the completion of Landlord’s Canopy Work after December 31, 2010.

(vi) Estimated Completion Dates. Each of the Restroom Work Estimated Completion Date, the Roof Coating Work Estimated Completion Date, the Stairwell Work Estimated Completion Date, the HVAC Work Estimated Completion Date and the Canopy Work Estimated Completion Date, as the case may be, shall be extended day-for-day for each day that Landlord is delayed in completing such work due to causes beyond Landlord’s control, including the action or inaction of Tenant. Except as specifically set forth in this Section 4.7, the failure to have any of Landlord’s work described in this Section 4.7 completed by its applicable Estimated Completion Date shall in no way (i) affect the validity of the Lease or the obligations of Tenant hereunder, (ii) be construed in any way to extend the Term of the Lease or the First Amendment Premises Commencement Date, or (iii) give Tenant any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

(vii) Outside Dates for Performance. If any of Landlord’s work described in subsections (i) - (v) above is not completed by the date three hundred sixty (360) days after the applicable Estimated Completion Date (“Outside Completion Date”), Tenant shall be entitled to a rent abatement following the Rent Commencement Date of Two Hundred and  00/100 Dollars ($200.00) per day, for every day for the period commencing as of the Restroom Work Outside Date, and ending on the date that such work is substantially complete.

4.8 Right of Offset

In the event Landlord fails to pay any portion of Landlord’s Contribution when the same is due and payable, then Tenant shall provide notice of such failure to Landlord (“Payment Failure Notice”). The Payment Failure Notice shall state in bold face, all capital letters at the top thereof: “WARNING: PAYMENT FAILURE NOTICE. IF LANDLORD FAILS TO MAKE ANY PAYMENT OF LANDLORD’S CONTRIBUTION WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, TENANT MAY HAVE OFFSET RIGHTS UNDER THE LEASE.” If Landlord does not (i) make the payment in question within fifteen (15) business days after receipt of the Payment Failure Notice, or (ii) submit the matter to arbitration in accordance with Section 29.5 within fifteen (15) business days after receipt of the Payment Failure Notice, Tenant will have the right to deduct any such amounts owing from Landlord from the next installment(s) of Yearly Rent due or to become due Landlord under this Lease until Tenant has deducted the fill amount owed by Landlord.

4.9 Arbitration

Any disputes under this Article 4 shall be submitted to arbitration in accordance with the provisions of Section 29.5 hereof. If Landlord fails to pay any amount determined by the arbitrator(s) to be owed to Tenant by Landlord (including interest thereon, if the arbitrator(s) so determine), Tenant will have the right to deduct such amount from the next installment(s) of Yearly Rent due or to become due Landlord under this Lease in accordance with the provisions of Section 4.8 (including, without limitation, the notice provisions thereof) until Tenant has deducted the full amount owed by Landlord.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall occupy and use the Premises for the Permitted Use as stated in Exhibit 1 and for no other purposes. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food, except that Tenant may, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and commonly used pantry equipment (excluding, however, stovetops, hot plates, ovens or toaster ovens) for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting.

5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises; or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

5.3 Licenses and Permits. Tenant shall be responsible for obtaining and maintaining any governmental license or permit required for the proper and lawful conduct of Tenant’s business and shall at all times comply with the terms and conditions of each such license or permit. Tenant shall use the Premises in accordance with all applicable laws.

6.	RENT

Commencing on the Rent Commencement Date and continuing throughout the Term, Tenant shall pay the Yearly Rent and other charges, at the rate stated in Exhibit 1, to Landlord monthly, in advance, without demand on the first day of each month. Notwithstanding the foregoing, Tenant shall pay the first monthly installment of rent on the execution of this Lease. Rent shall be prorated for any partial calendar month during the Term. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, at the office of Landlord or such place as Landlord may designate in writing from time to time, without offset or deduction. Yearly Rent and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five (5) percentage points over the so-called Wall Street Journal prime rate or at any applicable lesser maximum legally permissible rate for debts of this nature. In addition, if Tenant fails to pay installment of rent or any other sums due hereunder when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due amount.

7.	SECURITY DEPOSIT

7.1 Cash Security Deposit.

Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord a security deposit (the “Security Deposit”) in the amount set forth in Exhibit 1 securing Tenant’s obligations under this Lease. In no event shall the Security Deposit be deemed to be a prepayment of rent or a measure of liquidated damages. Tenant agrees that no interest shall accrue on the Security Deposit and that Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. In the event that Tenant shall default in any of its obligations under this Lease, Landlord shall have the right, without prior notice to Tenant, to apply the Security Deposit (or any portion thereof) towards the cure of any such default. Tenant shall promptly, upon notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of the Security Deposit. In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the Security Deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have or constitute a waiver by Landlord. Provided that Tenant is not in default of any of its obligations under this Lease at the expiration of the Term, Landlord shall refund to Tenant any portion of the Security Deposit which Landlord is then holding.

7.2 Letter of Credit.

(a) In lieu of a cash Security Deposit, Tenant may deliver to Landlord an Irrevocable Standby Letter of Credit (the “Letter of Credit”). If Tenant has already provided Landlord with a cash Security Deposit, Tenant may replace that with a Letter of Credit meeting the requirements hereof, and upon receipt of such Letter of Credit, Landlord shall return the cash Security Deposit which it is then holding to Tenant. Alternatively, Tenant may provide the Letter of Credit in lieu of a cash Security Deposit on the date that Tenant executes and delivers this Lease to Landlord. The Letter of Credit shall be (1) in the form attached hereto as Exhibit 6, with such changes thereto as may be reasonably acceptable to Landlord, (2) issued by a bank approved in writing by Landlord with an investment grade credit rating from Moody’s (i.e., a rating of Baa3 or above), S&P (i.e., a rating of BBB- or above), or Fitch (i.e., a rating of BBB- or above) (an “Acceptable Bank”), (3) upon which presentment may be made in Boston, MA, Washington, DC, or elsewhere in the continental United States if presentation may be made by overnight courier (e.g., Federal Express), (4) in the amount set forth in Exhibit 1, and (5) for a term of at least one (1) year, subject to automatic extension in accordance with the terms of the Letter of Credit. If the issuer of the Letter of Credit ceases to qualify as an Acceptable Bank or becomes subject to insolvency or receivership proceedings of any sort, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof (the “Substitute Letter of Credit”) within fifteen (15) business days after notice thereof from Landlord. If the issuer of the Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a Substitute Letter of Credit at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If Tenant fails to furnish such renewal or replacement by the applicable deadline set forth above, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (the “Security Proceeds”) as a cash Security Deposit pursuant to the terms of Section 7.1. Tenant agrees that it shall maintain the Letter of Credit, in the full amount required hereunder, in effect until a date which is at least sixty (60) days after the Termination Date of this Lease. Tenant’s failure to maintain or replace the Letter of Credit as required hereunder shall be treated as a failure to pay rent for purposes of Landlord’s remedies.

(b) If Tenant is in default of its obligations under this Lease, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from the Letter of Credit (or Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (i) the amount necessary to cure such default or (ii) if such default cannot reasonably be cured by the expenditure of money, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability in account thereof. In the event of any such draw by Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (the “Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies Landlord may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

(c) Upon request of Landlord, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of any new owner of the Building.

(d) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively, the “Collateral”) held by Landlord, Landlord shall return such Collateral to Tenant on the expiration of the Term, less any amounts due from Tenant hereunder.

(e) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent or a measure of liquidated damages.

7.3 Reduction of Security Deposit.

Subject to the remaining terms of this Article 7, and provided that all of the following conditions are met: (i) Tenant has not been in default of its obligation to pay Yearly Rent and other charges due under this Lease during the twelve (12) month period immediately preceding the effective date of any potential reduction of the Security Deposit, and (ii) Tenant has not, during the twenty-four (24) month period immediately preceding the effective date of any potential reduction of the Security Deposit, been in default of any of its obligations under the Lease beyond any applicable notice and cure period, and (iii) Tenant has not, during the Term of the Lease, been in default of any of its obligations under the Lease beyond any applicable notice and cure period more than twice (“Reduction Conditions”), Tenant shall have the right to reduce the amount of the Security Deposit to the following amount on the following date: (i) Fifty Thousand and 00/100 Dollars ($50,000.00) effective as of January 1, 2012, and (ii) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) effective as of January 1, 2014. Any reduction in the Security Deposit shall be accomplished as follows: (a) for a cash Security Deposit, Tenant shall request such reduction in a written notice to Landlord, and if Landlord determines that the Reduction Conditions have been met, Landlord shall provide a partial refund to Tenant promptly thereafter, and (b) for a Security Deposit in the form of a Letter of Credit, Tenant shall request such reduction in a written notice to Landlord, and if Landlord determines that the Reduction Conditions have been met, Landlord shall so notify Tenant, whereupon Tenant shall provide Landlord with a Substitute Letter of Credit in the reduced amount, or an amendment to the Letter of Credit reducing it to the reduced amount.

8.	SERVICES FURNISHED BY LANDLORD

8.1 Electric Current.

(a) Landlord shall provide electric current at no charge (except as set forth in Article 9 hereof) to Tenant for a load of 3.6 watts per usable square foot of the Premises for plugs and 2.4 watts per usable square foot of the Premises for lights. Such electricity shall be available twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, subject to the remainder of this Article 8. Landlord represents to Tenant that Tenant’s current intensity and manner of use of the Premises does not constitute electrical usage in excess of such amounts.

(b) If Tenant shall require electric current for use in the Premises in excess of such quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid. In the case of any additional electrical equipment being installed by or for Tenant, all the electricity serving such equipment shall be submetered, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity consumed by such equipment as shown on such submeter.

(c) Landlord, at Landlord’s expense and upon Tenant’s request, shall purchase and install all building standard replacement lamps of types generally commercially available used in the Premises.

(d) Except as set forth in Section 8.8, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

(e) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, conditioned, or delayed, and Tenant will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water.

Landlord shall furnish cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes and hot water for the core restroom sinks. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the Building core (“Premises Water Uses”) will be installed and maintained by contractors approved by Landlord at Tenant’s sole cost and expense. Landlord and Tenant agree that, as of the Execution Date of this Lease, the Premises Water Uses consist of three (3) kitchens and five (5) water coolers.

8.3 Elevators, Heat, and Cleaning.

(a) “Business Hours” shall be defined as Mondays-Fridays (other than Building Holidays, as hereinafter defined) during the hours between 8:00 a.m. and 6:00 p.m. and on Saturdays (other than Building Holidays) during the hours between 9:00 a.m. and 1:00 p.m. “Building Holidays” shall include New Year’s Day, Inauguration Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by the federal government or the Commonwealth of Virginia.

(b) Landlord at its expense shall: (i) provide necessary elevator facilities during Business Hours, as hereinafter defined, and have one elevator in operation available for Tenant’s non-exclusive use at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged, similarly equipped office buildings in the Reston, Virginia market area to the Premises during the normal heating season during Business Hours; and (iii) cause the office areas of the Premises to be cleaned on Mondays-Fridays (except for Building Holidays) provided the same are kept in reasonable order by Tenant substantially in accordance with the cleaning standards attached hereto as Exhibit 7, as the same may change from time to time.

8.4 Air Conditioning. Landlord shall furnish to and distribute in the Premises air conditioning as normal seasonal changes may require during Business Hours when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant, in accordance with section 4.7(iv) above. Tenant agrees to close the blinds when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the air conditioning system.

8.5 Additional Heat. Cleaning and Air Conditioning Services.

(a) Landlord will use reasonable efforts, upon one (1) business day’s advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as above provided.

(b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant on an hourly basis at the prevailing hourly rate, (ii) for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant’s business, and (iii) for any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, a shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant’s request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the current charge for overtime heating and cooling is $42.00 per hour, per floor ($21.00 per half floor) (subject to Landlord’s right, from time to time, to increase such charge to reflect increases in the cost of providing such services).

8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by contractors approved by Landlord at Tenant’s sole cost and expense, or, at Landlord’s option, by Tenant at Tenant’s sole cost and expense, but in either case, only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate Landlord for the cost incurred by Landlord in operating such additional air conditioning equipment. All such equipment shall be submetered as provided in Section 8.1 hereof.

8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of both the Building and the Common Areas in good condition and repair.

8.8 Interruption or Curtailment of Services. (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b) Notwithstanding anything to the contrary in this Lease contained, if (i) the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable), or (ii) Landlord shall make any repairs or alterations to the Premises or the Building which render the Premises or a portion thereof untenantable, or (iii) Landlord shall fail to make any repairs or alterations to the Premises or the Building which Landlord is required to make hereunder, and such failure renders the Premises or a portion thereof untenantable (any of the foregoing, a “Use Interruption”) so that, for the Landlord Use Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such Use Interruption, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Use Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until such condition is cured sufficiently to allow Tenant to occupy the affected portion of the Premises. For the purposes hereof, the “Landlord Use Interruption Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Use Interruption Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c) The provisions of Subparagraph (b) of this Section 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20). The remedies set forth in this Section 8.8 shall be Tenant’s sole remedies in the event of a Service Interruption.

8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

8.10 Miscellaneous. All services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area of the Premises (one person per one hundred fifty (150) square feet of Total Rentable Area of the Premises for air conditioning), which limit Tenant shall in no event exceed.

8.11 Access So long as Tenant shall comply with Landlord’s reasonable security program for the Building, Tenant shall have access to the Premises and the Garage (as defined below) twenty-four (24) hours per day, three hundred sixty-five (365) days per year during the Term of this Lease, except in an emergency. The Building is currently accessed by an electronic access system wherein tenants are permitted access to the Building by presenting electronic access cards at the electronic card readers.

9.	OPERATING COSTS AND TAXES

9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the Term of this Lease.

(b) “Operating Costs in the Base Year” shall be the amount as stated in Exhibit 1.

(c) “Tenant’s Proportionate Share” shall be the percentage as stated in Exhibit 1.

(d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord located at the Complex used in the operation thereof, or Landlord’s interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; any assessments in connection with any business improvement district in which the Building may be located; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. “Taxes” shall also include expenses of tax abatement or other proceedings contesting assessments or levies. Wherever the term “Building” is used in determining Taxes, it shall mean Taxes specific to the actual Building, or the equitably prorated and apportioned portion of those Taxes which apply to the Building together with other buildings or properties. If Tenant’s Proportionate Share is determined based on something other than the square footage of the Building (for example, on the Office Portions of the Complex), then the term “Building” shall mean the equitably prorated and apportioned portion of Taxes allocable to such other area. Taxes under this Lease are determined by aggregating the Taxes for the Office Portions of the Complex. The “Office Portions of the Complex” are the office areas of the Buildings in the Complex owned by Landlord; currently these are One Fountain Square, Two Fountain Square and 1805 Library Street, subject to change from time to time. Tenant’s Proportionate Share is based upon the Total Rentable Area of the Premises divided by the Total Rentable Area of the Office Portions of the Complex, as the same may change from time to time.

(e) “Tax Base” shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

(f) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term of this Lease, the first such Tax Period being the one in which the Rent Commencement Date occurs.

(g) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties (if more than one) benefiting from such service and the amount allocable to the Office Portions of the Complex shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of “Specifically Included Categories of Operating Costs”, as set forth below, but shall not include “Excluded Costs,” as hereinafter defined. If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings or properties. Wherever the term “Building” is used in determining Operating Costs, it shall mean Operating Costs specific to the actual Building, or the equitably prorated and apportioned portion of those costs which apply to the Building together with other buildings or properties. If Tenant’s Proportionate Share is determined based on something other than the square footage of the Building (for example, on the Office Portions of the Complex), then the term “Building” shall mean the equitably prorated and apportioned portion of costs allocable to such other area. Operating Costs under this Lease are determined by aggregating the Operating Costs for the Office Portions of the Complex.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as the following:

(i)	Costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building.

(ii)	Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building.

(iii)	Any advertising, promotional or marketing expenses for the Building.

(iv)	Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant.

(v)	Any cost or expense to the extent that Landlord is reimbursed other than as a payment for Operating Costs, including, but not limited to, (i) work or services performed for any tenant (including Tenant) at such tenant’s cost, (ii) the cost of any item for which Landlord is paid or reimbursed by warranties, service contracts, insurance proceeds or otherwise, (iii) increased insurance premiums or taxes assessed specifically to any tenant of the Building, (iv) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is reimbursed by any tenant; and (v) costs incurred in connection with the making of repairs which are the reimbursed by another tenant of the Building.

(vi)	Landlord’s general overhead except as it directly relates to the operation and management of the Building, Tenant hereby acknowledging that Operating Costs shall include a management fee.

(vii)	Interest on debt or amortization payments on any mortgage or mortgages (except to the extent that such interest is included together with the amortization of capital expenditures which are permitted to be passed through pursuant to the provisions of this Article 9).

(viii)	Fixed or percentage rent under any ground or underlying lease or leases.

(ix)	All capital expenditures, depreciation and amortization, except as otherwise explicitly provided in this Article 9.

(x)	Costs of selling, syndicating, financing, refinancing, mortgaging or hypothecating any of Landlord’s interest in all or any part of the Building, including, but not limited to, points and commissions in connection therewith.

(xi)	Estate, succession, inheritance, profit, use, occupancy, franchise, gross receipts, capital gains, and transfer taxes imposed upon Landlord.

(xii)	The costs of the initial construction of the Building.

(xiii)	Replacement or contingency reserves or any bad debt loss, rent loss or reserves for bad debts or rent loss.

(xiv)	Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate (provided however, that this subparagraph (xiv) shall not apply to the management fee, which shall be governed by Section 9.1 (g)(4)).

(xv)	Wages, salaries, or other compensation paid to any executive employees above the grade of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

(xvi)	Attorneys’ fees, costs and disbursements, damages, penalties and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants.

(xvii)	Any fines or penalties incurred due to (a) violations by Landlord of any governmental rule or regulation, or (b) the gross negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(xviii)	Landlord’s charitable and political contributions.

(xix)	All costs of purchasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

(3) Capital Expenditures. Capital expenditures for replacements of existing capital items shall not be included in Operating Costs. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

(i) Limitation. Notwithstanding anything to the contrary herein contained, with respect to a new (i.e., as opposed to replacement) capital expenditure, such capital expenditure shall be included in Operating Costs only if:

(x)	the new capital item being acquired is required by law first enacted or adopted after the date of this Lease; or

(y)	The new capital item is reasonably projected to reduce Operating Costs.

(ii) Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a level payment direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. However, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating costs including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such event, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth ( 1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

(iii) Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv) Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either two (2) percentage points over the so-called Wall Street Journal prime rate at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4) “Specifically Included Categories of Operating Costs.” Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by Landlord (collectively, “Employment Taxes”) and reasonably applicable to the Building (for example, if an employee allocates his/her time equally between the Building and another building, one-half ( 1/2) of Employment Taxes with respect to such employee will be allocated to the Building) on account of all employees of Landlord and/or Landlord’s managing agent at or below the level of general manager, who directly or indirectly are employed on account of the Building, except that taxes levied upon the net income of Landlord and taxes withheld from employees, and “Taxes” as defined in Section 9.1(d) shall not be included herein.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

Wages: Wages and the cost of all employee benefits of all employees of Landlord and/or Landlord’s managing agent at or below the level of general manager who are employed in on account of and reasonably applicable to the Building.

Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: The cost of professional management of the Building in an amount equal to the current market rates for management fees charged by landlords of comparable first-class office buildings in the same geographical area as the Building, but in no event less than three percent (3%) of the gross revenues of the Building.

Administrative Costs: The cost of office expense, including, without limitation, rent, business supplies and equipment.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by any occupant of the Building. If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord. Furthermore, if and to the extent that the Operating-Costs-in-the-Base-Year figure shall include any component representing the cost to Landlord of electric current supplied to any tenant’s premises under so-called “rent-inclusion” lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Article 9 shall likewise be reduced by the amount for such cost component.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on office buildings in Reston, Virginia and which are comparable to the Building.

Other: All other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in Reston, Virginia, including, without limitation, insurance deductible amounts.

(5) Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or portion thereof falling within the Term (including Operating Costs in the Base Year), if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

9.2 Tax Excess. If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Tax Excess”. Tax Excess shall be due within thirty (30) days after billed to Tenant by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data available. Landlord shall furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Tax Excess. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord when billed therefor. Notwithstanding anything to the contrary in this Lease contained, Landlord only has the right to charge Tenant for Tax Excess for any given calendar year up to three (3) years after the expiration of such calendar year, and Tenant shall have no liability for Taxes not billed within such three (3) year period.

Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Section 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Costs Excess. (a) If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Operating Costs Excess.” Operating Costs Excess shall be due within thirty (30) days after billed to Tenant by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Costs Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. Landlord will furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Operating Costs Excess for each year. Upon request by Tenant, Landlord’s representatives will meet with Tenant’s representatives in good faith to provide further detail for the basis for the computation of Operating Costs Excess for each year. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Costs Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Costs Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor. Notwithstanding anything to the contrary in this Lease contained, Landlord only has the right to charge Tenant for Operating Costs Excess for any given calendar year up to three (3) years after the expiration of such calendar year, and Tenant shall have no liability for Operating Costs not billed within such three (3) year period.

(b) Notwithstanding anything to the contrary herein contained, for purposes of computing Operating Costs, the amount of Controllable Operating Costs (hereinafter defined) included in Operating Costs for any Operating Year shall not exceed the Controllable Operating Costs Cap, as hereinafter defined, for such Operating Year.

The “Controllable Operating Costs Cap” for each Operating Year shall be calculated by multiplying the actual amount of Controllable Operating Costs for the prior year times one hundred five (105%) percent.

“Controllable Operating Costs” shall be defined as any Operating Costs, expressly excluding: premiums for Landlord’s insurance, snow plowing and removal, permitted capital expenditures, water, sewer, electric, gas, oil, steam and other utility or regulatory charges, security costs, costs of union labor contracts (or contracts tied to union labor rates), and costs of compliance with new laws.

9.4 Part Years. If Tenant is obligated to pay Operating Costs Excess or Tax Excess for only a part of an Operating Year or a Tax Period, Tenant’s Proportionate Share of the Operating Costs Excess or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period shall be reduced to an amount determined by multiplying such Tenant’s Proportionate Share by a fraction, the numerator of which is the number of days within such Operating Year or Tax Period for which Tenant has liability for the Operating Costs Excess or Tax Excess, as the case may be, and the denominator of which is three hundred sixty-five (365).

9.5 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant’s Proportionate Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.6 Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the Term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

9.7 Tenant’s Right to Examine Records. Subject to the provisions of this Section 9.7, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Costs Excess (including the determination of Operating Costs in the Base Year):

(i)	Tenant shall have the right to make such examination no more than once in respect of any period (including calendar year 2010) for which Landlord has given Tenant a statement of the actual amount of Operating Costs (the “Operating Costs Statement”). Tenant shall have no right to examine documentation and calculations pursuant to this Section 9.7 unless Tenant has paid the amount shown on the Operating Costs Statement. Tenant shall exercise such right by giving Landlord written notice (the “Documentation Request”) no more than one (1) year after Landlord gives Tenant an Operating Costs Statement in respect of such period (the “Documentation Request Due Date”).

(ii)	Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal Business Hours within a reasonable time after Landlord receives a Documentation Request. Landlord shall notify Tenant (the “Documentation Availability Notice”) when such documents and calculations are available for examination. Landlord agrees to keep such records for a period of two (2) years after issuance of the Operating Costs Statement.

(iii)	Such examination (the “Examination”) may be made only by a nationally or regionally recognized independent certified public accounting firm (a “Major CPA Firm”), or by another certified public accounting firm reasonably approved by Landlord, in either case licensed to do business in the jurisdiction where the Building is located. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is representing, or in the case of an examiner other than a Major CPA Firm, has within the last two (2) years prior to Tenant’s request represented, any other tenant in the Complex. In no event shall Tenant use any examiner who is being paid by Tenant on a contingent fee basis. Landlord and Tenant agree examples of nationally and regionally recognized independent certified public accounting firms are listed on Exhibit 8 attached hereto.

(iv)	As a condition to performing any such Examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination. Without limiting the foregoing in the case of an examiner other than a Major CPA Firm, such examiners shall be required to agree that they will not represent any other tenant in the Building or in other buildings owned by Landlord or an affiliate of Landlord within the next two (2) years.

(v)	The Examination shall be commenced within thirty (30) days after Landlord delivers the Documentation Availability Notice and shall be concluded within sixty (60) days of its commencement. Tenant shall provide Landlord with a written report (the “Report”) from its examiner summarizing the results of the Examination not later than the earlier to occur of (a) five (5) days after Tenant’s receipt of the Report and (b) ninety-five (95) days after Landlord delivers the Documentation Availability Notice (the earlier of such dates, the “Report Due Date”).

(vi)	If Tenant delivers the Report to Landlord on or before the Report Due Date, and if Tenant disagrees with the Operating Costs Statement, Landlord and Tenant shall negotiate in good faith for thirty (30) days (the “Operating Costs Negotiation Period”) to agree on a resolution.

(vii)	If Landlord and Tenant have not agreed on a resolution within the Operating Costs Negotiation Period, then Tenant may request that the matter be determined by arbitration by giving Landlord written notice (the “Operating Costs Arbitration Request”) within thirty (30) days after the expiration of the Operating Costs Negotiation Period, in which case the matter shall be submitted to arbitration in accordance with the provisions of Section 29.5 hereof.

(viii)	If, after the Examination with respect to any calendar year, it is finally determined that: (a) Tenant has made an overpayment on account of Operating Costs Excess, Landlord shall credit such overpayment against the next installment(s) of Yearly Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the Term, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord; or (b) Tenant has made an underpayment on account of Operating Costs Excess, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord; and (c) if the amount of Operating Costs was overstated by more than five percent (5%), Landlord shall pay Tenant’s reasonable out-of-pocket cost for such audit.

(ix)	Time is of the essence of the provisions of this Section 9.7. Should Tenant fail to give Landlord the Documentation Request by the Documentation Request Due Date, or the Report by the Report Due Date, or the Operating Costs Arbitration Request within thirty (30) days after the end of the Operating Costs Negotiation Period, if Landlord and Tenant have not come to agreement within the Operating Costs Negotiation Period, then in any such case Tenant shall have no further right to question said Operating Costs, and the amounts shown on Landlord’s Operating Costs Statement shall be final as between the parties.

10.	CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time following reasonable prior notice to Tenant without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the Premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant, and provided further that, except in the case of an emergency or temporary closure for maintenance, repairs or improvements, Landlord will not unreasonably impair Tenant’s access to the Garage. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building upon thirty (30) days’ advance notice to Tenant. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse or walkway within the Building or in the Common Areas, and the use of such doors, passages, concourses or walkways may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.

If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including but not limited to Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the Term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of this Lease. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. If this Lease shall be terminated by reason of Tenant’s breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant’s property in the Premises or elsewhere in the Building at the time of such termination to secure Landlord’s rights under Article 21 hereof. Tenant shall, within ten (10) days of Landlord’s written request, from time to time, execute and deliver to Landlord such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect such lien. If this Lease shall be terminated by reason of Tenant’s breach or default, Tenant acknowledges that Landlord shall have, and be entitled to enforce, the statutory lien rights granted in Chapter 13 of Title 55 of the Code of Virginia.

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT

Except as specifically set forth in this Article 12, Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises (“Alterations”) without Landlord’s prior written consent and then only those that are made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work (which approval shall not be unreasonably withheld, delayed or conditioned); and (ii) with respect to any Alterations in excess of One Hundred Fifty Thousand and  00/100 Dollars ($150,000.00), Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) with respect to any Alterations in excess of One Hundred Fifty Thousand and  00/100 Dollars ($150,000.00), Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Except to the extent expressly due to Landlord’s or its agents negligence or willful misconduct, Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such Alterations shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate, and Tenant shall pay Landlord an oversight fee equal to two percent (2%) of the hard costs (e.g., labor, materials and general conditions, but specifically excluding architectural fees, engineering fees and permit fees) of the cost of the performance of any such work; provided, however, that such oversight fee shall not apply to any Cosmetic Alterations performed by Tenant in the Premises. If Tenant shall make any Alterations, then Landlord may elect to require Tenant at the expiration or sooner termination of the Term of this Lease to restore the Premises to substantially the same condition as existed at the Commencement Date. Landlord agrees to make such election at the time that Landlord approves

Tenant’s plans for any such Alterations. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Commencement Date, result from or be attributable to any Alterations by or for the account of Tenant in excess of those commonly found in offices in the Reston, Virginia market area.

Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent, to make interior nonstructural alterations, additions, or improvements costing not more than Two Hundred Thousand and  00/100 Dollars ($200,000.00), provided however that:

(i) Tenant shall give prior written notice to Landlord of such alterations, additions or improvements;

(ii) Tenant shall submit to Landlord plans for such alterations, additions or improvements if Tenant utilizes plans for such alterations, additions or improvements; and

(iii) such alterations, additions or improvements shall not materially, adversely affect any of the Building’s systems, or the ceiling of the Premises.

13.	TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS

Whenever Tenant shall make any Alterations in or to the Premises—whether such work be done prior to or after the Commencement Date—Tenant will strictly observe the following covenants and agreements:

(a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

(b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such Alteration which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until Tenant has complied with the requirements of Article 12 hereof. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense, and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within thirty (30) days after rendition of a bill therefor.

(c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) the Rules and Regulations of Landlord, initially set forth in Exhibit 4 hereof, as the same may be modified from time to time over the Term of this Lease; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

(d) Tenant shall procure all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless and indemnify Landlord, and Landlord’s managing agent from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant (i) to carry the insurance required in Section II of Exhibit 3 and (ii) to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.	REPAIRS BY TENANT-FLOOR LOAD

14.1 Repairs by Tenant. Tenant shall keep the Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the Term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall be responsible for janitorial services to be provided to any lavatories located within the Premises (other than Building core restrooms). Tenant shall make all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2 Floor Load—Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 General Liability Insurance. Tenant shall procure, keep in force, and pay for primary and non-contributory Commercial General Liability Insurance in accordance with the terms and in the amounts set forth in Exhibit 3.

15.2 Certificates of Insurance. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the Commonwealth of Virginia under valid and enforceable policies wherein Tenant names Landlord and Landlord’s managing agent as additional insureds on its Commercial General Liability Insurance Policy and Umbrella Liability Policy, if any, for premises liability and products/completed operations coverages for the full limits and the full coverage term required. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Exhibit 3 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord, and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

15.3 General. Tenant will save Landlord, its agents and employees, harmless and will defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted against Landlord by or on behalf of any person, firm, corporation or public authority arising from Tenant’s breach of this Lease or:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the use or occupancy of the Building or Premises by Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors, except to the extent the same is caused by the negligence or willful malfeasance of Landlord, its agents, contractors or employees; and

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the Term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises.

(d) Tenant’s obligations under this Section 15.3 shall be insured either under the Commercial General Liability Insurance required under Section 15.1 above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

15.3A. Landlord’s Indemnity of Tenant. Landlord, subject to the limitations on Landlord’s liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party for damage to property or injuries to persons sustained or occurring in the Building to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

15.4 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord.

15.5 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building; provided, however, that the foregoing shall not relieve Landlord of its obligation to perform maintenance and repairs pursuant to Section 8.7 hereof.

15.6 Repairs and Alterations—No Diminution of Rental Value. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements, or any related work made by Landlord, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING

(a) Except as expressly provided in this Article 16, Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, hypothecated, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than the Permitted Use, or be sublet, or offered or advertised for subletting. Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a business entity, that the assignment or transfer of this Lease, and the Term and estate hereby granted, to any business entity into which Tenant is merged or with which Tenant is consolidated, which business entity shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such business entity being hereinafter called “Permitted Assignee”), shall not be deemed to be prohibited hereby if, and upon the express condition that Permitted Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement (“Assumption Agreement”) in form and substance reasonably satisfactory to Landlord whereby Permitted Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Permitted Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

(b) Except for an assignment or sublease to a Permitted Assignee, a Permitted Occupant (as defined in Section 16(h) below) or to an Affiliated Entity (as defined in Section 16(c) below), then, notwithstanding anything to the contrary in this Lease contained:

(1) Tenant shall, prior to offering or advertising the Premises, or any portion thereof, for sublease or assignment for the entire balance of the then-current Term, give Landlord a Recapture Offer, as hereinafter defined.

(2) For the purposes hereof, a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

(i) States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease for the entire balance of the then-current Term.

(ii) Identifies the affected portion of the Premises (“Recapture Premises”).

(iii) Offers to Landlord to terminate this Lease in respect of the Recapture Premises.

(3) Landlord shall have fifteen (15) business days after receipt of the Recapture Offer to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, or if no such Recapture Offer is required to be given, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of all or a portion of the Premises, or an assignment of Tenant’s interest in this Lease, as the case may be, to a Qualified Transferee, as hereinafter defined. If Landlord accepts a Recapture Offer, Landlord shall, at Landlord’s cost and expense, pay for any demising walls necessary to legally separate the Recapture Premises from the adjacent premises.

(4) For the purposes hereof, a “Qualified Transferee” shall be defined as a person, firm or corporation which is, in Landlord’s reasonable opinion:

(i) financially responsible and of good reputation;

(ii) engaged in a business, the functional aspects of which, with respect to the Premises, are similar to the use of other premises made by other office space tenants in the Building or the Complex; and

(iii) not a Restricted Occupant, as hereinafter defined.

(5) For the purposes hereof, a “Restricted Occupant” shall be defined as any tenant or subtenant of premises in the Building or the Complex (“Occupant”) unless such Occupant satisfies all three of the following criteria:

(i) Such Occupant desires to occupy the Recapture Premises for expansion purposes only; and

(ii) Such Occupant’s occupancy of the Recapture Premises will not, either directly or indirectly, cause a vacancy in the premises which such Occupant then occupies in the Building or the Complex; and

(iii) Such Occupant’s need, as to the size of premises, use of premises, and length of term, individually or in combination cannot then (i.e., at the time that Tenant requests Landlord’s consent to such Occupant) be reasonably satisfied by Landlord in the Building.

(6) Notwithstanding anything to the contrary in this Article 16(b) contained:

(i) If Tenant is in default of its obligations under this Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment; and

(ii) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of said fifteen (15) business day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer to terminate or suspend this Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred eighty (180) day period unless Tenant again offers, in accordance with this Article 16(b), either to terminate or to suspend this Lease in respect of the portion of the Premises proposed to be sublet (or in respect of the entirety of the Premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend this Lease pursuant to this Article 16(b), any such subsequent offers shall be treated in all respects as if it is Tenant’s first offer to suspend or terminate this Lease pursuant to this Article 16(b), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be ten (10) business days.

(7) Notwithstanding anything to the contrary herein contained, Tenant shall have no right, under this Article 16(b) hereof, prior to the date one (1) year after the Commencement Date. Without limiting the foregoing, Tenant shall have no right to give Landlord a Recapture Offer prior to the date one (1) year after the Commencement Date.

(8) No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

(c) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease or to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

(d) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

(e) In the event of an assignment of this Lease or a sublease of the Premises or any portion thereof to anyone other than a Permitted Assignee or Affiliated Entity, Tenant shall pay to Landlord fifty percent (50%) of any Net Sublease Profit (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, “Net Sublease Profit”: (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys’ fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, “Sublease Expenses”), and (2) shall be payable concurrently with the payment to be made by the assignee to Tenant. In the case of a sublease, “Net Sublease Profit”: (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the Premises or allocable to the sublet portion thereof, plus a monthly amount equal to the Sublease Expenses divided by the number of months in the term of the sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant’s payment of rent to Tenant under the sublease.

(f) The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(g) Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requests by Tenant to sublet the Premises or assign its interest in this Lease, provided that if Landlord’s actual reasonable costs and expenses therefor (including reasonable attorneys’ fees) exceed $1,000.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee, up to the Maximum Fee Amount, as hereinafter defined, for each transaction. The “Maximum Fee Amount” shall initially be $2,500.00, and shall be increased by three percent (3%) per year, on a compound basis, throughout the Term. Such fee or costs shall be deemed to be additional rent under this Lease.

(h) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, upon prior notice to Landlord but without having to obtain Landlord’s consent, to permit the use of up to five (5) Internal Sublet Offices, as hereinafter defined, by Permitted Occupants, as hereinafter defined. For purposes of this Paragraph, an “Internal Sublet Office” shall consist of a portion of the Premises containing not more than 500 rentable square feet having access to the common areas of the Building only through Tenant’s reception area and a secondary exit from the Premises. For the purposes of this Paragraph, “Permitted Occupants” shall mean persons, entities, relocated corporations, consultants, business associates, business partners, clients or customers of Tenant, who are occupying space on a written contractual basis with Tenant and are either performing services for Tenant as subcontractors, contractors or vendors under Tenant’s contracts or are personnel employed by persons or entities for whom Tenant is performing services on a contractual basis. In addition, Tenant shall have the right to allow outside individuals and entities to use classrooms in the Premises on an hourly or daily basis for a fee, provided that such use does not, in Landlord’s reasonable judgment, unreasonably interfere with any other tenants’ use of their premises in the Building. Tenant shall have the right to charge for such use of classrooms and shall have the right to retain the proceeds of such use of classrooms. The use of classrooms shall be subject to all of the provisions of this Lease.

17.	MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit 4 and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

17.2 Access to Premises. Upon at least twenty-four (24) hours’ prior oral notice (except that no notice shall be required in an emergency), and subject to the provisions of Section 2.3 hereof, Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary Business Hours to any existing or prospective mortgagee, purchaser, or assignee of any mortgage of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Expiration Date to any person contemplating the leasing of the Premises or any part thereof. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible after the giving of nay required notice by Landlord (except that no notice shall be required in an emergency), Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises.

Landlord acknowledges that Tenant will maintain certain highly confidential materials in a secure area (“Secure Area”) within the Premises, and that Tenant believes that its business is dependent upon its ability to maintain both the actual confidentiality of such materials and also the appearance that such confidentiality has been maintained at all times. Accordingly, the following provisions shall apply to the Secure Area:

(1) Except in case of emergency, Landlord, mortgagees and any other party claiming a right of entry under this or any other provision of this Lease shall follow Tenant’s procedures at all times with respect to such Secure Area and shall neither enter nor authorize entry to such Secure Area without Tenant’s consent.

(2) In case of emergency, Landlord shall have the right to enter (or to authorize entry) into the Secure Area by force if necessary, and Landlord shall have no liability to Tenant on account of any such emergency entry or any damage caused thereby. Landlord shall give Tenant oral or email notice of such entry as soon as reasonably practicable. Tenant shall reimburse Landlord for the cost of any repairs to the Building (i) necessitated by such forced entry, or (ii) subject to Article 19, caused by any delay in gaining access to the Secure Area or inability to gain access to the Secure Area.

(3) Tenant shall cooperate with Landlord to provide access to the Secure Area as reasonably necessary pursuant to the provisions of this Lease.

(4) Landlord shall have no obligation to provide cleaning or any other services to the Secure Area. Tenant shall provide, operate and maintain any supplemental ventilation or HVAC system required to serve the Secure Area, in accordance with the provisions of this Lease.

17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

17.4 Signs. A. Signs, Blinds and Drapes. Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Notwithstanding the foregoing, Tenant shall have the right, during the Term of this Lease, to list Tenant’s name on the Building directory. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense. Landlord shall, at Landlord’s cost and expense, install a Building standard tenant identification sign on Tenant’s entrance door to the Premises listing the name of Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or the name of any other structure erected or used in conjunction therewith shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

B. Additional Signage. Tenant shall have right to install an illuminated sign (“Tenant’s Illuminated Signage”) on the spandrel of both the front (Discovery Street) and back façade of the Building (Library Street), each sign measuring no more than one hundred (100) square feet, provided that (a) no default of Tenant has occurred hereunder, (b) Tenant has not assigned the Lease other than to a Permitted Assignee or Affiliated Entity (both as defined in Article 16 hereof), (c) intentionally omitted, (d) Tenant, itself, is in occupancy of at least 44,000 square feet of the Premises, (e) Landlord approves in writing the location, size and appearance of Tenant’s

Illuminated Signage, (f) Tenant’s Illuminated Signage is in compliance with all applicable laws, codes and ordinances of Fairfax County, Reston Owners Association and Reston Town Center guidelines and jurisdictional approvals, and Tenant has obtained all governmental permits and approvals required in connection therewith, and (g) the installation, maintenance and removal of Tenant’s Illuminated Signage (including, without limitation, the repair and cleaning of the Building façade upon removal of Tenant’s Illuminated Signage) is performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Article 12 hereof, and Landlord’s reasonable regulations. Conditions (a) through (g) are collectively referred to as the “Signage Preconditions.” Notwithstanding the foregoing provisions of this Section 17.4 to the contrary, within thirty (30) days after the date on which (i) Landlord has provided to Tenant written notice that a failure of one (1) or more Signage Preconditions has occurred, or (ii) the Term of the Lease expires or is terminated, then Tenant shall, at its cost and expense, remove Tenant’s Illuminated Signage and restore all damage to the Building caused by the installation and/or removal of Tenant’s Illuminated Signage, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Article 12 hereof. The right to Tenant’s Illuminated Signage granted pursuant to this Section 17.4 is personal to Tenant, and may not be exercised by any subtenant or assignee of Tenant or any other occupant of the Premises.

17.5 Estofel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. If Tenant fails to so execute and deliver such estoppel certificate within such ten (10) day period, then Landlord shall be entitled to send Tenant a second notice requesting such execution and delivery of such estoppel certificate (“Second Notice”), and if Tenant fails to execute and deliver such estoppel certificate within three (3) business days after the Second Notice, then Tenant shall pay to Landlord a fee in the amount of Two Hundred Fifty and 00/100 Dollars ($250.00) per day for the first two (2) days beyond the third (3rd) business day after the Second Notice, and Five Hundred and 00/100 Dollars ($500.00) per day for each day thereafter, that Tenant fails to execute and deliver such estoppel certificate. Such fee shall be Landlord’s sole remedy for Tenant’s failure to execute and deliver such estoppel certificate.

17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances (collectively, “Hazardous Materials”) as defined under applicable state or local law, under the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

17.7 Requirements of Law—Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of Tenant under this Lease.

18.	DAMAGE BY FIRE, ETC.

(a) During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time:—(i) Landlord shall keep the Building (excluding Alterations installed in the Premises after the Commencement Date (“Later Alterations”) and any personal property or trade fixtures installed by or at the expense of Tenant) insured in accordance with Exhibit 3; and (ii) Tenant shall keep its personal property and trade fixtures in and about the Premises and the Later Alterations insured in accordance with Exhibit 3. Such Tenant’s insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property or trade fixtures and the Later Alterations.

(b) If any portion of the Premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the real property of which the Premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any Later Alterations as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord’s repair work on the Premises, that such repairs to such Later Alterations shall be performed by Landlord but at Tenant’s expense; in all other respects, all repairs to and replacements of Tenant’s property and Later Alterations shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent (together with Operating Costs Excess and Tax Excess) or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Expiration Date, or (ii) the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord’s judgment be required, then and in either of such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent (together with Operating Costs Excess and Tax Excess) for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

(c) If any portion of the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected, then, within thirty (30) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time to complete such repairs. If the time period (“Estimated Restoration Period”) set forth in such estimate shall exceed one hundred eighty (180) days of the date of such casualty, Tenant may elect, by a notice sent within fifteen (15) days after notice of such estimate is sent to Tenant, to terminate this Lease. If such estimate shall fall within the 180-day limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this Article 18, proceed with due diligence and promptness to complete the repairs or restoration, subject always to delays for causes beyond Landlord’s reasonable control including, but not limited to the causes specified in Article 26 hereof, and the other limitations set forth in this Article 18.

(d) In the event that the Premises or the Building are damaged by fire or other casualty to such an extent so as to render the Premises untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within the greater of: (i) two hundred ten (210) days after the date of such fire or other casualty for any reason other than Tenant’s fault, or (ii) the Estimated Restoration Period (the “Outside Date”), Tenant may terminate this Lease by giving Landlord written notice as follows:

(i) Said notice shall be given after the Outside Date.

(ii) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii) If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenants contractors) after Landlord receives such notice, said notice shall have no further force and effect.

(iv) If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

19.	WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i)

the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.	CONDEMNATION - EMINENT DOMAIN

In the event that the Premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1, and the Yearly Rent (together with Operating Costs Excess and Tax Excess) shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Expiration Date or earlier termination of this Lease.

21.	DEFAULT

21.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein Term and estate are, upon the condition that if (a) subject to Section 21.2, Tenant shall neglect or fail to perform or observe any of Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) intentionally omitted; or (c) intentionally omitted; or (d) intentionally omitted, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within sixty (60) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within ninety (90) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the Term and estate thereby created, (each, a “default”) would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Section 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) business days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.

Notwithstanding anything to the contrary in this Section 21.2 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

21.3 Damages - Termination. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Expiration Date as stated in Exhibit I exceeds (ii) the aggregate projected rental value of the Premises for such period, as such amount is reduced to present value using a discount rate of the then-applicable federal discount rate;

or:

(y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date as specified in Exhibit I, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Costs Excess, all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Tenant specifically waives receipt of a Notice to Quit.

21.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

22.	END OF TERM - ABANDONED PROPERTY

Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Section 8.7 and Articles 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its personal property. Tenant shall not be required to remove any improvements existing in the Premises as of the Execution Date. As to any alterations or improvements, including Tenant’s Work, made to the Premises after the Execution Date, Tenant shall be required to remove those as to which Landlord indicates, at the time it approves plans therefor, that the same must be removed at the expiration or earlier termination of the Term hereof With respect to any such removal by Tenant, Tenant shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

Any holding over by Tenant or anyone claiming under Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay, in lieu of rent, as a use and occupancy charge an amount equal to the greater of (x) the sum of (i) the Holdover Percentage (as hereinafter defined) of the Yearly Rent plus (ii) one hundred percent (100%) of the Tax Excess and Operating Costs Excess, calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) one hundred twenty-five percent (125%) of the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. The “Holdover Percentage” shall be one hundred fifty percent (150%) for the first sixty (60) days of such holding over, and two hundred percent (200%) thereafter. In addition, if Tenant holds over for more than sixty (60) days, Tenant shall save Landlord, its agents and employees, harmless and will defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease.

23.	SUBORDINATION

(a) Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor; to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval. Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust (collectively, “Security Instrument”), the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be (“Mortgagee”), agrees, by a written instrument in recordable form and in the customary form of such Mortgagee (“Nondisturbance Agreement”) that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant’s possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such Security Instrument. Tenant shall be responsible for paying any fees or expenses charged by such Mortgagee in connection with such Nondisturbance Agreement (not to exceed $1,000.00). Prior to the Commencement Date, Landlord will obtain an executed Nondisturbance Agreement from Landlord’s current mortgagee on such mortgagee’s then-current standard form of agreement, provided that Tenant shall be responsible for paying any fees or expenses charged by such Mortgagee in connection with such Nondisturbance Agreement (not to exceed $1,000.00).

(b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease; held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessors or mortgagee’s consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of Landlord — and notwithstanding that any such mortgage or ground lease may antedate this Lease — Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the Term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(d) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust. The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor and their respective successors in interest, acting singly, Tenant’s attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

(f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its Term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.	QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.	ENTIRE AGREEMENT – WAIVER – SURRENDER

25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver. The failure of Landlord or Tenant to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent or the payment by Tenant of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender. No act or thing done by Landlord during the Term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlords agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.	INABILITY TO PERFORM - EXCULPATORY CLAUSE

(a) Except as may be otherwise specifically herein provided, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of Force Majeure, as hereinafter defined. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform. For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.

(c) Landlord shall not be deemed to be in default of its obligations under this Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate this Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under this Lease.

27.	BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party (“Notice”) shall be in writing and shall be deemed to have been duly given when either delivered or served personally, or when delivery is first attempted or refused, provided that such Notice shall be addressed to Landlord at its address as stated in Exhibit I and to Tenant at the Premises (or at Tenant’s address as stated in Exhibit I, if delivered or mailed prior to Tenant’s occupancy of the Premises), or if any address for notices shall have been duly changed as hereinafter provided, if addressed as aforesaid to the party at such changed address. Notices shall be delivered by hand, by United States mail (certified, return receipt requested, and prepaid), or by Federal Express or other recognized overnight delivery service which provides a receipt for, or other proof of, delivery (prepaid). Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is a street address within the United States.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent. If Tenant has not objected to any statement of additional rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

28.	PARTIES BOUND – TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.	MISCELLANEOUS

29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions. etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

29.3 Broker. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building, with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated as Landlord’s Broker in Exhibit 1.

29.4 Modifications. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

29.5 Arbitration. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City or County wherein the Building is situated (or the nearest other city or county having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1) pursuant to Chapter 21 of Title 8.01 of the Code of Virginia; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State or Commonwealth wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Costs Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed Landlord’s obligations thereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the demised Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of Landlord under this Lease.

29.8 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9 Expenses Incurred by Landlord Upon Tenant Requests. Except in connection with requests by Tenant to sublet the Premises or assign its interest in this Lease, as to which the review fee set forth in Article 16 shall apply, Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the Premises and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under this Lease.

29.10 Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Sections 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the Term of this Lease.

29.11 Financial Statements. Upon not less than fifteen (15) business days’ prior written request by Landlord (which request shall not be made more than once per any twelve (12) month period, unless Tenant is in default), Tenant shall deliver to Landlord the most current financial statements of Tenant (which may be consolidated statements with one or more wholly-owned subsidiary). Notwithstanding the foregoing, Tenant’s obligations in this Section 29.11 shall not be applicable during any period of time in which Tenant is a publicly traded company or during any period of time in which such financial information is readily available to the public.

29.12 Parking.

(a) Garage. Parking for tenants of the Building is currently available for use in the garage and the surface lot (collectively, the “Garage”) serving the Building. Tenant’s employees and visitors shall be entitled to use the Garage, in common with others entitled thereto, on a first-come, first-served basis. Landlord makes no representation as to the number of parking spaces that will be available at any time for Tenant’s use. While there is currently no charge for parking in the Garage, Landlord reserves the right to charge for parking in the Garage in the future, in which event Tenant shall only be entitled to utilize the Garage on a fee-for-parking basis, pursuant to the parking program(s) that Landlord may implement except that Landlord agrees not to charge Tenant’s employees for parking prior to May 1, 2021. Notwithstanding anything to the contrary in this Lease contained Landlord agrees that it will not implement such parking program(s) in a discriminatory or arbitrary manner.

(b) Garage Operator. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage (“Garage Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and (if applicable) pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by the negligence or willful misconduct of Landlord. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

(c) No Liability. Neither Landlord nor any Garage Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord or any Garage Operator and without limiting the terms of the preceding sentence, neither Landlord nor any Garage Operator shall be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Garage shall be at the sole risk of Tenant and its employees.

(d) Parking Rules and Regulations. Landlord or the Garage Operator shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the parking passes and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(e) No Overnight Storage. Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of the Garage Operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord and the Garage Operator with prior notice thereof designating the license plate number and model of such automobile.

(f) Temporary Closure. Landlord and the Garage Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage.

(g) Access Cards. The Garage Operator may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord or the Garage Operator shall provide Tenant with three (3) cards or keys for each 1,000 rentable square feet of the Premises, provided that Landlord or the Garage Operator shall have the right to require Tenant or its employees to place a deposit not exceed Twenty-Five and 00/100 Dollars ($25.00) for each such card or key and to pay a fee for any lost or damaged cards or keys.

(h) Future Parking. In the event that Landlord (or an affiliate of Landlord) elects to construct a building on the surface lot currently servicing the Complex, Landlord agrees that (i) during the construction process, it will comply with all requirements of the Shared Parking Agreement, as the same may be amended, concerning the provision of additional parking spaces and/or parking management services (e.g., attendant-managed parking or valet parking); (ii) after the completion of the construction, it will comply with all requirements of the Shared Parking Agreement, as the same may be amended, concerning the provision of parking spaces and/or parking management services; and (iii) after the completion of construction, if Tenant notifies Landlord that the Garage has become overburdened as a result of such construction (meaning thereby that a significant number of Tenant’s employees are regularly finding that they are unable to park in the Garage because it is full), Landlord will work with Tenant in good faith to try to provide a resolution that enables Tenant’s employees to park in the Garage on a regular basis, but the foregoing shall not require Landlord to violate the terms of the Shared Parking Agreement or to provide Tenant with any reserved parking spaces.

29.13 Anti-Terrorism Representations. Tenant represents and warrants to Landlord that:

(a) Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(b) Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(c) Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

29.14 Waiver of Trial by Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

29.15 No Offset.

Except as may be otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or warranties or promises under this Lease, except in the case of a wrongful eviction of Tenant from the demised Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. Further, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable, but shall look solely to Landlord for satisfaction of such claim.

29.16 Section 55-218.1 Designation

Pursuant to Section 55-218.1 of the Code of Virginia, Landlord hereby designates Landlord’s Service Partner, as defined in Exhibit 1 above, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to his Lease on behalf of Landlord.

29.17 Tenant’s Option to Extend the Term of the Lease

A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease beyond any applicable grace or cure period, and that Learning Tree International, Inc., itself, and/or Permitted Assignee or Affiliated Entity, is occupying the entirety of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option (“Extension Option”) to extend the Term of this Lease for one (1) additional five (5) year period, such additional term commencing as of May 1, 2021, and expiring as of April 30, 2026 (“Extension Term”). Tenant may exercise its Extension Option by giving Landlord written notice between February 1, 2020 and May 1, 2020. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Section 29.17.

B. The parties hereby acknowledge that the Premises have been remeasured in accordance with the modified BOMA Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, and, that during the Extension Term (but not before), the Premises shall be deemed to contain 49,780 square feet of Total Rentable Floor Area.

C. The Yearly Rent during the Extension Term shall be based upon the Fair Market Rental Value, as defined in and determined pursuant to Subparagraph F of this Section 29.17, as of the commencement of the Extension Term, of the Premises then demised to Tenant.

D. Tenant shall have no further option to extend the Term of the Lease other than the Extension Term.

E. Notwithstanding the fact that Tenant’s exercise of the Extension Option shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the Extension Term after Tenant exercises the Extension Option, except that, if has not yet been determined, the Yearly Rent payable in respect of the Extension Term may not be set forth in said amendment. In such event, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 29.16, unless otherwise specifically provided in such lease amendment.

F. (i) “Fair Market Rental Value” shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in buildings comparable to the Building and located in Reston Town Center. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of building, size and prominence of signage granted to the tenant, services provided by the landlord, and improvement allowances or other concessions.

(ii) Dispute as to Fair Market Rental Value

Landlord shall initially designate Fair Market Rental Value for the Premises for the Extension Term (“Extension Rent”) by written notice (“Landlord’s Extension Rent Designation”) to Tenant and Landlord shall furnish data in support of such designation. In no event shall Landlord be obligated to furnish Landlord’s Extension Rent Designation before May 31, 2020. If Tenant disagrees with Landlord’s Extension Rent Designation, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has received Landlord’s Extension Rent Designation, to notify Landlord (“Tenant’s Objection Notice”) of such disagreement, whereupon the parties shall negotiate in good faith for 30 days (“Negotiation Period”) to reach agreement on the Extension Rent. If the parties have not reached agreement on the Extension Rent by the end of the Negotiation Period, then either party may submit the determination to arbitration by delivering written notice (“Arbitration Notice”) to the other. Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Value of the Premises for the Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Fair Market Rental Value shall be the average of the two Estimates. If the Fair Market Rental Value is not resolved by the exchange of Estimates, Landlord and Tenant, within fifteen (15) business days after the exchange of Estimates, shall each select an expert to determine which of the two Estimates most closely reflects the Fair Market Rental Value for the Extension Term. Each expert so selected shall be a real estate broker with at least ten (10) years of experience in the Northern Virginia office market, dealing with like types of properties. Upon selection, Landlord’s and Tenant’s experts shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Rental Value for the Extension Term. The Estimate chosen by such experts shall be binding on both Landlord and Tenant as the Extension Rent for the Extension Term. If either Landlord or Tenant fails to appoint an expert within the fifteen (15) business day period referred to above, and such failure continues for ten (10) days after notice thereof, the expert appointed by the other party shall be the sole expert for the purposes hereof. If the two experts cannot agree upon which of the two Estimates most closely reflects the Fair Market Rental Value within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) experts shall select a third expert meeting the aforementioned criteria. Once the third expert has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the third expert shall make his determination of which of the two Estimates most closely reflects the Fair Market Rental Value and such Estimate shall be binding on both Landlord and Tenant as the Extension Rent for the Extension Term. If the third expert believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third expert and of any experts retained by the third expert. Any fees of any expert, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such expert, counsel or expert. In the event that the Fair Market Rental Value has not been determined by the commencement date of the term for the Extension Term, Tenant shall pay Extension Rent upon the terms and conditions in effect immediately prior to the commencement of the Extension Term until such time as the Fair Market Rental Value has been determined. Upon such determination, the Extension Rent for the Extension Term shall be retroactively adjusted to the commencement of the Extension Term. If such adjustment results in an underpayment of Extension Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Extension Rent by Tenant, Landlord shall credit such overpayment against the next installment(s) of Extension Rent due under the Lease until the entire amount of such overpayment has been credited against Extension Rent. The decision of the third expert shall be binding and conclusive, and judgment upon the award or decision of the third expert may be entered in the Fairfax County, Virginia Circuit Court pursuant to Chapter 21 of Title 8.01 of the Code of Virginia; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Virginia by registered mail or by personal service, provided a reasonable time for appearance is allowed.

29.18 Tenant’s Termination Option

A. On the conditions (which conditions Landlord may waive by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease, both at the time that Tenant gives Tenant’s Termination Notice, as hereinafter defined, and as of the Effective Termination Date, as hereinafter defined, then Tenant shall have the right (“Termination Right”) to terminate the Term of the Lease effective as of December 31, 2014 (“Effective Termination Date”) by giving Landlord notice on or before December 31, 2013 (“Tenant’s Termination Notice”), and by paying to Landlord, at the time that Tenant gives Tenant’s Termination Notice, the Termination Fee, as hereinafter defined.

B. If Tenant timely and properly exercises its Termination Right and timely pays to Landlord the Termination Fee, then the Term of the Lease shall terminate as of the Effective Termination Date, and Yearly Rent and other charges shall be apportioned as of said Effective Termination Date.

C. For the purposes hereof, the “Termination Fee” shall be equal to the sum of: (i) the Unamortized Portion, as hereinafter defined, of Landlord’s Transaction Costs, as hereinafter defined, plus (ii) $405,285.66. The “Unamortized Portion” shall be defined as the amount of principal which would remain unpaid as of the Effective Termination Date with respect to a loan in an original principal amount equal to Landlord’s Transaction Costs and which is repaid in equal monthly payments of principal and interest on a direct reduction basis over one hundred thirty-six (136) months commencing on the Commencement Date with interest at the rate of nine percent (9%) per annum. For the purposes hereof, “Landlord’s Transaction Costs” shall be equal to the sum of (a) the amount of the Landlord’s Contribution actually paid by Landlord, plus (b) the amount of the Landlord’s Security System Contribution actually paid by Landlord, plus (c) the brokerage commissions paid by Landlord to Jones Lang LaSalle Brokerage, Inc. and Cassidy & Pinkard Colliers in connection with this Lease, plus (d) all legal fees incurred by Landlord in connection with the negotiation of the Lease not exceeding Forty-Two Thousand and 00/100 Dollars ($42,000.00) (but not any amendments or other later documentation). Landlord shall, upon written request of Tenant, promptly after Landlord’s Transaction Costs have been determined, provide to Tenant verification of such costs.

D. In the event that Tenant fails timely to give Tenant’s Termination Notice or to pay the Termination Fee, Tenant shall have no right to terminate the Term of the Lease, pursuant to this Section 29.18, time being of the essence of Tenant’s obligations hereunder.

29.19 Antenna Area.

Provided that Learning Tree International, Inc., itself, and/or a Permitted Assignee or Affiliated Entity, is occupying the entirety of the Premises then demised to Tenant, Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install a satellite dish antenna (“Antenna”) for a period commencing as of the date that Tenant installs the Antenna, as hereinafter defined, in the Antenna Area (“Antenna Area Commencement Date”) and terminating as of April 30, 2021. The “Antenna Area” shall be an area on the roof of the Building designated by Landlord. Tenant shall be permitted to use the Antenna Area solely for two (2) Antennas installed in accordance with specifications approved by Landlord in advance utilizing a frequency or frequencies and transmission power identified in such approved specifications which Tenant will be installing in the Antenna Area and no other frequencies or transmission power shall be used by Tenant without Landlord’s prior written consent. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Antennas and any replacements shall be subject to Landlord’s approval. Tenant’s use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

A. Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Antenna Area.

B. Landlord shall have no obligation to provide any services to the Antenna Area.

C. Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antennas, are hereby collectively referred to as “Rooftop Installations”) to the Antenna Area or to the Antennas without Landlord’s prior written consent, which consent Landlord may hold it its sole discretion.

D. Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

E. At the expiration or prior termination of Tenant’s right to use the Antenna Area, Tenant shall remove all Installations (including, without limitation, the Antenna) from the Antenna Area.

F. Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Installations.

G. Tenant shall have no right to sublet the Antenna Area.

H. No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antennas other than Tenant.

I. In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant’s cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the Antennas in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Antennas.

J. Any services required by Tenant in connection with Tenant’s use of the Antenna Area or the Antennas shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval.

K. To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason.

L. Tenant shall take the Antenna Area “as-is” in the condition in which the Antenna Area is in as of the Commencement Date in respect of the Antenna Area.

M. Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Antenna Area and the Antenna.

N. Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of Rooftop Installations. In such event, Tenant shall, at Landlord’s cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

O. In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the Rooftop Installations in the Premises, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not minimize (in Landlord’s reasonable judgment, which shall not, however, require Tenant to incur unreasonable expense) the visibility of the Rooftop Installations from the windows of the Building or the Complex that overlook them to the extent reasonably possible, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

P. In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Antenna Area.

Q. Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

30.	TERMINATION OF EXISTING LEASE AND CONDITION OF LANDLORD’S EXECUTION

The parties acknowledge that Tenant is currently leasing the Premises pursuant to the Existing Lease (as defined in Section 7.3 hereof), the Term of which Existing Lease expires as of April 30, 2011. The parties hereby further acknowledge that, in consideration of Tenant entering into this Lease with Landlord, the parties desire to terminate the term of the Existing Lease prior to April 30, 2011. Therefore, Landlord and Tenant, simultaneously with the execution and delivery of this Lease, shall execute and deliver an agreement, in form and substance acceptable to Landlord, whereby Tenant agrees to terminate the term of the Existing Lease effective as of December 31, 2009.

IN WITNESS WHEREOF the parties hereto have executed this Deed of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:		TENANT:

RESTON TOWN CENTER PROPERTY LLC, a Delaware limited liability company		LEARNING TREE INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Jeffrey L. Kovach	By:	/s/ Nicholas Schacht
Name:	Jeffrey L. Kovach	Name:	Nicholas Schacht
Title:	Senior Vice President	Title:	CEO
Hereunto Duly Authorized

EXHIBIT 2

LEASE PLAN

Exhibit 2 - 1

2

EXHIBIT 3

INSURANCE PROVISIONS

I.	TENANT INSURANCE

A. General Liability Insurance. Tenant shall procure, keep in force, and pay for primary and non-contributory Commercial General Liability Insurance (including, without limitation, coverage for products/completed operations) insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Three Million ($3,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the Reston Town Center, Virginia area. In the event Tenant subleases all or any part of the Premises, Tenant shall require its subtenant(s) to also carry and maintain the foregoing insurance coverages.

B. Property Insurance. During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time, Tenant shall keep its personal property and trade fixtures in and about the Premises and the Alterations (as defined in Article 18) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value. Such Tenant’s insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property or trade fixtures and the Alterations. In the event Tenant subleases all or any part of the Premises, Tenant shall require the subtenant to also carry and maintain the foregoing insurance coverages.

II.	TENANT CONTRACTOR INSURANCE

Tenant shall cause contractors employed by Tenant to (i) carry Worker’s Compensation Insurance in accordance with statutory requirements, (ii) carry Automobile Liability Insurance, and (iii) carry primary and non-contributory Commercial General Liability Insurance covering such contractors on or about the Premises in the amount stated in Section I(A) above or in such other reasonable amount as Landlord shall require, naming Landlord, Landlord’s managing agent, and any lessor of the ground upon which the Building is located on each contractor’s Commercial General Liability Insurance Policy and Umbrella Liability Policy, if any, for premises liability and products/completed operations coverages for the full limits and the full coverage term required, and (iv) submit certificates evidencing such coverage to Landlord prior to the commencement of any Alterations in or to the Premises. Tenant shall cause each of Tenant’s contractors to require and maintain the foregoing insurance requirements of its subcontractors.

III.	LANDLORD INSURANCE

During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time, Landlord shall keep the Building (excluding Later Alterations, as defined in Article 20, and any personal property or trade fixtures installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls.

Exhibit 3 - 1

EXHIBIT 4

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and if the Premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant’s own expense, keep the sidewalks and curb directly in front of said Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such a manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by tenant on any part of the outside or inside of the Premises or Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6. There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

7. No bicycles, vehicles or animals, birds or pets of any kind (other than animals providing assistance to persons with disabilities) shall be brought into or kept in or about the Premises, and no cooking shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises.

Exhibit 4 - 1

11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during Business Hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys to stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease of which these Rules and Regulations are a part.

13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

14. Any person employed by any tenant to do janitorial work within the Premises must obtain Landlord’s consent and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by the Superintendent of the Building. No tenant shall engage or pay any employees on the Premises, except those actually working for such tenant on said Premises.

15. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Landlord may at his option require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Saturday, Sundays and legal holidays to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts of such persons.

16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

18. The requirements of tenant will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building.

19. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

20. No water cooler, plumbing or electrical fixtures shall be installed by any tenant.

21. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

22. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where tenant elects not to provide removable plates in their carpet for access into the underfloor duct system, it shall be the tenant’s responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

23. Mats, trash or other objects shall not be placed in the public corridors.

Exhibit 4 - 2

24. Landlord does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at the tenant’s expense.

25. Drapes installed by the tenant for their use which are visible from the exterior of the Building must be approved by Landlord in writing and be cleaned by the tenant.

26. Landlord will furnish and install light bulbs for the building standard fluorescent or incandescent fixtures only. For special fixtures, the tenant will stock his own bulbs, which will be installed by Landlord when so requested by the tenant.

27. Tenant shall comply with all workplace smoking Laws. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas, or anywhere in the Building or the Garage (tenant acknowledging that the entire Building is smoke-free).

28. Each tenant shall handle its newspapers and “office paper” in the manner required by applicable law and shall conform with any recycling plan instituted by Landlord.

29. Violation of these rules and regulations, or any amendments thereto, shall be sufficient cause for termination of this Lease at the option of Landlord.

30. Landlord may upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized Agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

31. In the event of any conflict between any provisions in this Lease and these rules and regulations, the provisions set forth in this Lease shall control.

Exhibit 4 - 3

EXHIBIT 5

INTENTIONALLY OMITTED

Exhibit 5 - 1

EXHIBIT 6

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

, 200
[[LANDLORD]]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE CREDIT AMOUNT:
$
USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed $         US Dollars available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “Lease”) dated                      by and between                     , as Landlord, and                     , as Tenant.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds will be made available to Beneficiary on the same day as a sight draft is presented by Beneficiary.

This Letter of Credit is transferable without charge to you at any time and from time to time and may be transferred in its entirety only. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder. Any such transfer is to be effective at the counters of             and is contingent upon:

A.	The satisfactory completion of our transfer form attached hereto; and

B.	The return of the original of this Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee.

This Letter of Credit shall expire at our office on                     , 200     (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by certified mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

Exhibit 6 - 1

We expressly agree and acknowledge that we shall not refuse to pay on any draw permitted under this Letter of Credit in the event that the Accountee/Applicant opposes, contests or otherwise attempts to interfere with any attempt by Landlord to draw down from said Letter of Credit.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

Exhibit 6 - 2

EXHIBIT 7

CLEANING SPECIFICATIONS

See attached.

Exhibit 7 - 1

RESTON TOWN CENTER

JANITORIAL SPECIFICATIONS

Exterior Daily Functions

A.	ASHTRAYS AND URNS. All ashtrays will be emptied only into approved metal containers. Pick up ashtray by placing the palm of the hand over the top of the tray. If heat is felt, the contents of the tray must be thoroughly soaked before emptying to prevent fire. They will be wiped clean and dry. Sift all sand urns nightly. Supply and replace sand as necessary to maintain a neat appearance. All designated smoking areas will be policed daily and swept nightly.

B.	WASTE RECEPTACLES. All waste receptacles will be emptied, and returned to their original locations. The liner will be replaced when necessary, no less than once per week, with all liners fitting neatly and with a minimum of overhang. If applicable, all surfaces will be damp wiped to remove streaks and runs as needed. All trash, including labeled recyclable materials (where applicable), will be removed to a designated area. Recycling containers will be provided for the Contractors use.

C.	ELEVATOR.

Lobbies. Elevator hardware and elevator doors will be cleaned and wiped dry. Elevator tracks will be kept clean of dirt and debris. Cleaning materials will be approved by Owner for any bronze or brass elevator doors and frames. Contractor will be held responsible for any damage to metal surfaces.

Door Tracks and Frames. Elevator door tracks and frames will be cleaned and polished, keeping them free of dirt and debris.

Flooring. Elevator carpets will be vacuumed thoroughly. Spot cleaning of spills and stains will be performed daily. Elevator carpets will be shampooed as needed. Hard surface floor coverings will be damp mopped, and spray buffed.

Walls. Elevator panels will be damp wiped to remove dust, soil, and smudges. Polished metal, control surfaces, and handrails will be wiped dry and shined.

D.	ENTRANCE AREAS. All glass doors and side panels will be cleaned and dry shined on both sides. Smudges and fingerprints will be wiped from all metal hardware on all doors.

E.	ENTRANCE MATS. Fabric coated entrance mats will be vacuumed. Rubber, vinyl, and door mat inserts will be swept or brushed with recessed catch basins being cleaned of all debris.

F.	EXTERIOR GROUNDS. Keep sidewalks, steps, walks, and around planters swept and free of debris in parking deck and around building entrances. Mop exterior paver tiles at building entrances. Remove all cigarette butts on a nightly basis. Police storm drain grilles and ventilation grilles as needed.

G.	EXTERIOR STAIRWAYS. All exterior stairwells, steps and landings will be swept and all trash and debris removed. Handrails, fire extinguishers, signage, piping, etc. will be detail cleaned.

H.	EXTERIOR STRUCTURE. Exterior glass at building entrances will be spot cleaned. Exterior patio furniture shall have dirt, pollen, dust and debris removed nightly and all tables wiped down.

Exterior Area as Necessary Functions

A.	SIGNAGE. Clean interior and exterior signage free of dust, debris, fingerprints, etc. on an as needed basis.

B.	SNOW REMOVAL. Contractor will be responsible for the removal of seasonal snow and ice accumulation from sidewalks, building entrances, parking decks and all areas of foot traffic around the immediate exterior of the buildings.

Common Area Daily Functions

A.	BREAKROOM / RESTAURANT / CAFETERIA. Dining area including tables and counter tops will be wiped and carpet vacuumed. Table and chair legs will be dusted and walls will be kept clean. Vending machines and exterior of appliances will be wiped as needed.

B.	CARPETS. All carpet in tenant space and common area will be vacuumed thoroughly. Care will be taken to avoid damaging furniture, baseboards, and walls. Contractor will not be responsible for the removal of staples in the carpet. Spot clean carpet on an as needed basis.

C.	ELEVATOR LOBBIES. Elevator hardware and elevator doors will be cleaned and wiped dry. Elevator tracks will be kept clean of dirt and debris. Cleaning materials will be approved by Owner for any bronze or brass elevator doors and frames. Contractor will be held responsible for any damage to metal surfaces.

D.	ENTRANCE AREAS. All glass doors and side panels will be cleaned and dry shined on both sides. Smudges and fingerprints will be wiped from all metal hardware on all doors.

E.	FLAT SURFACE DUSTING. All flat surfaces under six feet will be dusted with a soft, treated dust cloth. These areas will include, but not be limited to, desks, tables and other furniture, file cabinets, ledges, shelves, sills, and any other flat surfaces. Dusting of desktops will be limited to areas free of work papers. Desks that are covered with work papers will not be dusted. Horizontal surfaces of chairs will be dusted and fabric upholstered surfaces will be spot whisked. All chairs will be replaced in their proper position to maintain an orderly appearance.

F.	GLASS. All inner office glass panels are to be spot cleaned to remove any fingerprints and smudges. Building and tenant entrance doors will be cleaned inside and out, around handles, knobs and panic bars to remove soil smudges and fingerprints up to 72” in height. The glass over the directory will also be cleaned the same frequency as the doors. The remainder of the glass will be spot cleaned as necessary.

G.	HARD SURFACE FLOOR CLEANING. All tile, marble, wood, parquet, and other floor surfaces throughout the building, including stock rooms, kitchenettes, and break areas, will be dust mopped and thoroughly damp mopped to maintain a clean and stain-free appearance. Remove any gum, tar, etc., adhering to floor surfaces.

H.	HARDWARE. Lobby hardware, including metal directory surfaces, elevator hardware, metal door handles, panic bars, metal baseboards, push plates, and kick plates will be wiped with a dry treated cloth to remove fingerprints and smudges. These areas will also be buffed with a dry cloth to achieve a shiny surface. Painted or polished metal railings will be kept free of dust and smudges by wiping with a dry cloth.

I.	INTERIOR STAIRWELL DETAILING. All stairwells, steps, and landings will be swept, dust mopped and thoroughly damp mopped to maintain a clean stain free appearance. Handrails, fire extinguishers, signage, piping, etc. will be detail cleaned. Spot clean walls as needed.

J.	LOW DUSTING. Furniture legs, chair rungs, structural and furniture ledges, door louvers, windowsills, wood paneling, vinyl or wood base molding and other low areas will be dusted with a treated cloth.

K.	MARBLE / GRANITE WALLS. Marble/granite wall areas, from floor to ceiling, shall be kept clean and free of streaks.

L.	WOOD DOORS. All exterior and interior wood doors, including frames & hinges, will be wiped down.

M.	WASTE RECEPTACLES. All waste receptacles will be emptied, and returned to their original locations. The liner will be replaced when necessary, no less than once per week, with all liners fitting neatly and with a minimum of overhang. If applicable, all surfaces will be damp wiped to remove streaks and runs as needed. All trash, including labeled recyclable materials (where applicable), will be removed to a designated area. Recycling containers will be provided for the Contractor’s use.

N.	PLANTERS. Remove debris and polish all interior planters.

O.	WATER FOUNTAINS. Water fountain dispensing areas and bowls will be washed with a disinfectant solution and dry shined to insure a clean, healthy condition. The sides of the metal housing unit will be wiped with a damp cloth to remove streaks and runs.

Common Area Weekly Functions

A.	CARPET EDGING. Detailed edge vacuuming will be performed around all baseboards, furniture edges, and in hard-to-reach places.

B.	HARD SURFACE FLOOR PREVENTATIVE. Tile areas of composition floors will be spray buffed. All hard surface floors will be machine scrubbed and refinished as needed to maintain a deep shine and scratch-free appearance.

C.	HIGH DUSTING. Clean vents, heating and air conditioning grills including surrounding wall and ceiling areas, picture frames, wall hangings, and ledges above six feet. Lights are to be thoroughly dusted with a treated duster which is able to reach high areas, or a dust cloth. In service and basement areas, dust exposed pipes, ducts, and conduit.

D.	METALWORK. Horizontal surfaces of anodized exterior doors and window framework below eighty-four inches will be dusted with a dry cloth.

E.	TELEPHONES. All telephones, including elevator handsets, will be sanitized and wiped dry.

Common Area Monthly Functions

A.	INTERIOR STAIRWELL DETAILING. All stairwells, steps, and landings will be swept, dust mopped and thoroughly damp mopped to maintain a clean stain free appearance. Handrails, fire extinguishers, signage, piping, etc. will be detail cleaned. Spot clean walls as needed.

Common Area Quarterly Functions

A.	WALLS. Wall surfaces around light switches, doorknobs, handrails, and other traffic areas are to be spot cleaned.

Common Area as Needed Functions

A.	CARPET CLEANING. Carpets in common areas will be extracted as part of a preventative/corrective program on an as needed basis. Alternate methods to clean areas may be used if approved by Building Management. Carpet cleaning in tenant areas will be on a “charge for service” basis.

B.	ENTRANCE MATS. Fabric coated entrance mats will be vacuumed. Rubber, vinyl, and door mat inserts will be swept or brushed with recessed catch basins being cleaned of all debris.

C.	HARD SURFACE FLOOR MAINTENANCE. Hard surface floors will be stripped, sealed, and refinished as often as needed to maintain a deep shine and scratch-free appearance. Any necessary repair to floor surfaces due to negligence of cleaning Contractor shall be the sole responsibility of the Contractor.

D.	SIGNAGE. Clean interior and exterior signage free of dust, debris, fingerprints, etc. on an as needed basis.

E.	UPHOLSTERED FURNITURE. All upholstered furniture will be vacuumed with the proper attachments.

Restroom Daily Functions

A.	COMMODES AND URINALS AND DRAINS. Commodes and urinals will be cleaned and sanitized inside and out. Sanitizing will be performed using an approved disinfecting agent. Bright metal surfaces will be dry shined. Drains will be kept free of debris and deodorized as needed.

B.	HARDWARE. Lobby hardware, including metal directory surfaces, elevator hardware, metal door handles, panic bars, metal baseboards, push plates, and kick plates will be wiped with a dry treated cloth to remove fingerprints and smudges. These areas will also be buffed with a dry cloth to achieve a shiny surface. Painted or polished metal railings will be kept free of dust and smudges by wiping with a dry cloth.

C.	MIRRORS. Wash and polish all mirrors with a non-scratch disinfectant and dry shine.

D.	RESTROOM FLOORS. Floors will be swept free of loose paper and debris. Floors will be wet mopped with a detergent disinfectant solution using a scraper or steel wool to remove adherents. Carpet will be vacuumed in traffic areas and spot cleaned as needed to remove spillage or stains. Remove any gum, tar, etc., adhering to floor surfaces.

E.

RESTROOM PAPER PRODUCTS AND SUPPLIES. Re-stock all restrooms with supplies, including toilet tissue, toilet seat covers, hand soap, paper towels, and sanitary products. Tissue rolls should feed over the top and should be replaced when  3/4 empty. No extra rolls should be left in the stall. Fill soap dispensers and keep them clean and polished. All dispensers shall be maintained to assure proper working order.

F.	RESTROOM / BREAKROOM SINKS. Sinks will be cleaned and sanitized. Bright metal surfaces including faucets, grab bars, dispensers and flush-o-meters, will be cleaned with a non-scratch disinfectant and will be dry shined. Vanity surfaces will be damp wiped and sanitized.

G.	RESTROOM/SHOWER WALLS. Walls and doorframes will be spot cleaned to remove water splashes, runs, soap, fingerprints, mildew, and smudges.

H.	RESTROOM WASTE RECEPTACLES. All waste receptacles will be emptied and wiped clean. The liner will be replaced to maintain a clean and orderly appearance. Sanitary napkin disposal containers will be emptied, sanitized, and wiped dry. The wax paper liner will be replaced. If applicable, all metal housing units will be damp wiped to remove streaks and runs.

Restroom Monthly Functions

A.	HARD SURFACE FLOOR PREVENTATIVE. Tile areas of composition floors will be spray buffed. All hard surface floors will be machine scrubbed and refinished as needed to maintain a deep shine and scratch-free appearance.

B.	HIGH DUSTING. Clean vents, heating and air conditioning grills including surrounding wall and ceiling areas, picture frames, wall hangings, and ledges above six feet. Lights are to be thoroughly dusted with a treated duster which is able to reach high areas, or a dust cloth. In service and basement areas, dust exposed pipes, ducts, and conduit.

C.	LOW DUSTING. Furniture legs, chair rungs, structural and furniture ledges, door louvers, windowsills, wood paneling, vinyl or wood base molding and other low areas will be dusted with a treated cloth.

D.	RESTROOM STALL PARTITIONS. Partition walls will be wiped down and sanitized on both sides and shall be left in a non-streaked condition. Partition tops will be dusted.

E.	WOOD DOORS. All exterior and interior wood doors, including frames & hinges, will be wiped down.

Basement and Service Area Daily Functions

A.	BASEMENT AND SERVICE AREAS. All trash will be removed from basement, janitorial, mechanical and storage rooms and other service areas nightly. All hard surfaced floors will be swept and damp mopped as needed. Janitorial sinks and drains will be kept clean. Spot clean doors, walls, cove base, etc. to maintain a good clean condition. Maintain an orderly arrangement of all supplies and equipment stored in these areas.

B.	ELEVATOR LOBBIES. Elevator hardware and elevator doors will be cleaned and wiped dry. Elevator tracks will be kept clean of dirt and debris. Cleaning materials will be approved by Owner for any bronze or brass elevator doors and frames. Contractor will be held responsible for any damage to metal surfaces.

C.	HARD SURFACE FLOOR CLEANING. All tile, marble, wood, parquet, and other floor surfaces throughout the building, including stock rooms, kitchenettes, and break areas, will be dust mopped and thoroughly damp mopped to maintain a clean and stain-free appearance. Remove any gum, tar, etc., adhering to floor surfaces.

D.	ENTRANCE MATS. Fabric coated entrance mats will be vacuumed. Rubber, vinyl, and door mat inserts will be swept or brushed with recessed catch basins being cleaned of all debris.

E.	WASTE RECEPTACLES. All waste receptacles will be emptied, and returned to their original locations. The liner will be replaced when necessary, no less than once per week, with all liners fitting neatly and with a minimum of overhang. If applicable, all surfaces will be damp wiped to remove streaks and runs as needed. All trash, including labeled recyclable materials (where applicable), will be removed to a designated area. Recycling containers will be provided for the Contractor’s use.

F.	WATER FOUNTAINS. Water fountain dispensing areas and bowls will be washed with a disinfectant solution and dry shined to insure a clean, healthy condition. The sides of the metal housing unit will be wiped with a damp cloth to remove streaks and runs.

Basement and Service Area Weekly Functions

A.	HARD SURFACE FLOOR MAINTENANCE. Hard surface floors will be stripped, sealed, and refinished as often as needed to maintain a deep shine and scratch-free appearance. Any necessary repair to floor surfaces due to negligence of cleaning Contractor shall be the sole responsibility of the Contractor.

Basement and Service Area as Needed Functions

A.	HARD SURFACE FLOOR MAINTENANCE. Hard surface floors will be stripped, sealed, and refinished as often as needed to maintain a deep shine and scratch-free appearance. Any necessary repair to floor surfaces due to negligence of cleaning Contractor shall be the sole responsibility of the Contractor.

B.	HIGH DUSTING. Clean vents, heating and air conditioning grills including surrounding wall and ceiling areas, picture frames, wall hangings, and ledges above six feet. Lights are to be thoroughly dusted with a treated duster which is able to reach high areas, or a dust cloth. In service and basement areas, dust exposed pipes, ducts, and conduit.

C.	LOW DUSTING. Furniture legs, chair rungs, structural and furniture ledges, door louvers, windowsills, wood paneling, vinyl or wood base molding and other low areas will be dusted with a treated cloth.

D.	SIGNAGE. Clean interior and exterior signage free of dust, debris, fingerprints, etc. on an as needed basis.

Loading Dock Daily Functions

A.	ASHTRAYS AND URNS. All ashtrays will be emptied only into approved metal containers. Pick up ashtray by placing the palm of the hand over the top of the tray. If heat is felt, the contents of the tray must be thoroughly soaked before emptying to prevent fire. They will be wiped clean and dry. Sift all sand urns nightly. Supply and replace sand as necessary to maintain a neat appearance. All designated smoking areas will be policed daily and swept nightly.

B.	HARDWARE. Lobby hardware, including metal directory surfaces, elevator hardware, metal door handles, panic bars, metal baseboards, push plates, and kick plates will be wiped with a dry treated cloth to remove fingerprints and smudges. These areas will also be buffed with a dry cloth to achieve a shiny surface. Painted or polished metal railings will be kept free of dust and smudges by wiping with a dry cloth.

C.	DUMPSTERS AND COMPACTORS. All trash, (non-recyclables, if applicable), and debris shall be placed in dumpsters and/or compacted in compactors. Disinfect and deodorize around this area as needed. Keep area around the dumpster free of debris. Sweep, hose down, or mop entire area as needed. Contractor shall be responsible of notifying, in writing, the Owner of any malfunction of equipment and of deficient or insufficient service requirements. Construction material should never be placed in compactor.

D.	LOADING DOCKS. The entire area shall be kept free of trash and debris. Keep entire area swept including walk-off mats. Hose down or mop entire area, disinfect, and deodorize as needed. Keep all floor surfaces clean, including truck area and ramp. Pressure wash as needed.

Loading Dock Weekly Functions

A.	HIGH DUSTING. Clean vents, heating and air conditioning grills including surrounding wall and ceiling areas, picture frames, wall hangings, and ledges above six feet. Lights are to be thoroughly dusted with a treated duster which is able to reach high areas, or a dust cloth. In service and basement areas, dust exposed pipes, ducts, and conduit.

B.	LOW DUSTING. Furniture legs, chair rungs, structural and furniture ledges, door louvers, windowsills, wood paneling, vinyl or wood base molding and other low areas will be dusted with a treated cloth.

C.	WALLS. Wall surfaces around light switches, doorknobs, handrails, and other traffic areas are to be spot cleaned.

D.	WOOD DOORS. All exterior and interior wood doors, including frames & hinges, will be wiped down.

E.	TELEPHONES. All telephones, including elevator handsets, will be sanitized and wiped dry.

Tenant Suite Daily Functions

A.	BREAKROOM / RESTAURANT/CAFETERIA. Dining area including tables and counter tops will be wiped and carpet vacuumed. Table and chair legs will be dusted and walls will be kept clean. Vending machines and exterior of appliances will be wiped as needed.

B.	CARPETS. All carpet in tenant space and common area will be vacuumed thoroughly. Care will be taken to avoid damaging furniture, baseboards, and walls. Contractor will not be responsible for the removal of staples in the carpet. Spot clean carpet on an as needed basis.

C.	FLAT SURFACE DUSTING. All flat surfaces under six feet will be dusted with a soft, treated dust cloth. These areas will include, but not be limited to, desks, tables and other furniture, file cabinets, ledges, shelves, sills, and any other flat surfaces. Dusting of desktops will be limited to areas free of work papers. Desks that are covered with work papers will not be dusted. Horizontal surfaces of chairs will be dusted and fabric upholstered surfaces will be spot whisked. All chairs will be replaced in their proper position to maintain an orderly appearance.

D.	GLASS. All inner office glass panels are to be spot cleaned to remove any fingerprints and smudges. Building and tenant entrance doors will be cleaned inside and out, around handles, knobs and panic bars to remove soil smudges and fingerprints up to 72” in height. The glass over the directory will also be cleaned the same frequency as the doors. The remainder of the glass will be spot cleaned as necessary.

E.	HARDWARE. Lobby hardware, including metal directory surfaces, elevator hardware, metal door handles, panic bars, metal baseboards, push plates, and kick plates will be wiped with a dry treated cloth to remove fingerprints and smudges. These areas will also be buffed with a dry cloth to achieve a shiny surface. Painted or polished metal railings will be kept free of dust and smudges by wiping with a dry cloth.

F.	HARD SURFACE FLOOR CLEANING. All tile, marble, wood, parquet, and other floor surfaces throughout the building, including stock rooms, kitchenettes, and break areas, will be dust mopped and thoroughly damp mopped to maintain a clean and stain-free appearance. Remove any gum, tar, etc., adhering to floor surfaces.

G.	RESTROOM / BREAKROOM SINKS. Sinks will be cleaned and sanitized. Bright metal surfaces including faucets, grab bars, dispensers and flushometers, will be cleaned with a non-scratch disinfectant and will be dry shined. Vanity surfaces will be damp wiped and sanitized.

H.	TELEPHONES. All telephones, including elevator handsets, will be sanitized and wiped dry.

I.	WASTE RECEPTACLES. All waste receptacles will be emptied, and returned to their original locations. The liner will be replaced when necessary, no less than once per week, with all liners fitting neatly and with a minimum of overhang. If applicable, all surfaces will be damp wiped to remove streaks and runs as needed. All trash, including labeled recyclable materials (where applicable), will be removed to a designated area. Recycling containers will be provided for the Contractor’s use.

J.	WATER FOUNTAINS. Water fountain dispensing areas and bowls will be washed with a disinfectant solution and dry shined to insure a clean, healthy condition. The sides of the metal housing unit will be wiped with a damp cloth to remove streaks and runs.

Tenant Suite Weekly Functions

A.	HARD SURFACE FLOOR PREVENTATIVE. Tile areas of composition floors will be spray buffed. All hard surface floors will be machine scrubbed and refinished as needed to maintain a deep shine and scratch-free appearance.

B.	LOW DUSTING. Furniture legs, chair rungs, structural and furniture ledges, door louvers, windowsills, wood paneling, vinyl or wood base molding and other low areas will be dusted with a treated cloth.

C.	PLANTERS. Remove debris and polish all interior planters.

D.	WALLS. Wall surfaces around light switches, doorknobs, handrails, and other traffic areas are to be spot cleaned.

E.	WOOD DOORS. All exterior and interior wood doors, including frames & hinges, will be wiped down.

F.	MIRRORS. Wash and polish all mirrors with a non-scratch disinfectant and dry shine.

Tenant Suite Monthly Functions

A.	BLINDS. All window and door blinds will be dusted thoroughly with a treated duster or cloth that is able to reach high areas.

B.	CARPET EDGING. Detailed edge vacuuming will be performed around all baseboards, furniture edges, and in hard-to-reach places.

C.	HIGH DUSTING. Clean vents, heating and air conditioning grills including surrounding wall and ceiling areas, picture frames, wall hangings, and ledges above six feet. Lights are to be thoroughly dusted with a treated duster which is able to reach high areas, or a dust cloth. In service and basement areas, dust exposed pipes, ducts, and conduit.

D.	UPHOLSTERED FURNITURE. All upholstered furniture will be vacuumed with the proper attachments.

Tenant Suite as Needed Functions

A.	HARD SURFACE FLOOR MAINTENANCE. Hard surface floors will be stripped, sealed, and refinished as often as needed to maintain a deep shine and scratch-free appearance. Any necessary repair to floor surfaces due to negligence of cleaning Contractor shall be the sole responsibility of the Contractor.

B.	VACANT SPACE. Clean and vacuum spaces one time upon move out of tenant.

C.	SIGNAGE. Clean interior and exterior signage free of dust, debris, fingerprints, etc. on an as needed basis.

D.	SUPPLIES. All supplies required for the effective cleaning and maintenance of the building as stated in these specifications will be supplied by the Contractor at its expense. Detailed specifications of all supplies are to be provided to the Owner by the Contractor, and said supplies are to be approved by the Owner prior to purchase by the Contractor. All plastic bags used in the nightly collection of trash from the buildings will be furnished by the Contractor. C&PC reserves the right to manage the procurement of supplies and plastic. Contractor will remain responsible for management of inventory.

Passenger / Freight Elevator Daily Functions

A.	ELEVATOR.

Door Tracks and Frames. Elevator door tracks and frames will be cleaned and polished, keeping them free of dirt and debris.

Flooring. Elevator carpets will be vacuumed thoroughly. Spot cleaning of spills and stains will be performed daily. Elevator carpets will be shampooed as needed. Hard surface floor coverings will be damp mopped, and spray buffed.

Walls. Elevator panels will be damp wiped to remove dust, soil, and smudges. Polished metal, control surfaces, and handrails will be wiped dry and shined.

B.	HARDWARE. Lobby hardware, including metal directory surfaces, elevator hardware, metal door handles, panic bars, metal baseboards, push plates, and kick plates will be wiped with a dry treated cloth to remove fingerprints and smudges. These areas will also be buffed with a dry cloth to achieve a shiny surface. Painted or polished metal railings will be kept free of dust and smudges by wiping with a dry cloth.

C.	TELEPHONES. All telephones, including elevator handsets, will be sanitized and wiped dry.

EXHIBIT 8

NATIONALLY AND REGIONALLY RECOGNIZED INDEPENDENT CERTIFIED PUBLIC

ACCOUNTING FIRMS

Nationally Recognized

KPMG

Deloitte

Price WarterhouseCoopers

Ernst & Young

Grant Thornton

Reznick, Fedder & Silverman

RSM McGladrey

BDO Seidman

Regionally Recognized

A regionally-recognized CPA firm shall be a firm with at least 30 certified public accountants as officers or employees in the combined Washington, DC, Northern Virginia and suburban Maryland geographical area.

Exhibit 8 – 1